UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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JAKKS Pacific, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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JAKKS PACIFIC, INC.

2951 28TH STREET

SANTA MONICA, CA 90405

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON DECEMBER 15, 2023

We are pleased to invite you to attend the 2023 Annual Meeting of Stockholders of JAKKS Pacific, Inc. to be held on Friday, December 15, 2023 at 8:00 a.m. Pacific Time.

The Annual Meeting will be a virtual stockholder meeting through which you can listen to the meeting live, submit questions and vote online. The Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/JAKK2023. There is no physical location for the Annual Meeting. The purpose of the Annual Meeting is to consider and act upon the following matters:

(1)	To elect two (2) Class III Directors to hold office for the term described in this proxy statement.

(2)	To approve an amendment to the Company’s 2002 Stock Award and Incentive Plan.

(3)	To ratify the selection of the firm of BDO USA, LLP, as the Company’s independent auditors for the current fiscal year.

(4)	To conduct an advisory vote on executive compensation.

(5)	To conduct an advisory vote on the frequency of future advisory votes on executive compensation.

(6)	To transact such other business as may properly come before the meeting or any adjournment thereof.

Stockholders of record as of the close of business on October 18, 2023 will be entitled to notice of and to vote at the meeting or any adjournment thereof. The stock transfer books of the Company will remain open.

After careful consideration, our Board of Directors has approved each of the Proposals and has determined that each Proposal is advisable, fair and in the best interests of the Company and its stockholders. Accordingly, our Board of Directors recommends that stockholders vote “FOR” each of the proposals 2-4 set forth in this proxy statement, “FOR” each of the nominees for director and for “1 year” in Proposal 5.

For the ten days prior to the Annual Meeting, a list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder of record for purposes germane to the Annual Meeting. You may make a request by calling our corporate headquarters at (424) 268-9444 during regular business hours. If we determine that a physical in-person inspection is not practicable, such list of stockholders may be made available electronically, upon request. In addition, during the Annual Meeting, a live secure link will be provided to any stockholder of record virtually attending the Annual Meeting which will provide access to the list of stockholders.

Your vote is important and whether or not you plan to attend the Annual Meeting, we encourage you to vote promptly. You may vote your shares via a toll-free telephone number or over the internet. If you requested and received a paper copy of the proxy card by mail, you may sign, date and mail the proxy card in the envelope provided. Voting by proxy will ensure your shares are represented at the Annual Meeting. Banks and brokers cannot exercise discretionary voting on certain matters. Accordingly, if you are not a shareholder of record, please follow the instructions provided by the shareholder of record (your bank or broker) so that your shares are voted at the meeting on all matters. You may revoke the proxy at any time before the authority granted therein is exercised.

We are using the Securities and Exchange Commission rule that allows companies to furnish their proxy materials over the Internet. As a result, we are mailing our stockholders a “Notice of Internet Availability of Proxy Materials” (the “Notice”) instead of a printed copy of the notice of the Annual Meeting, proxy statement, and proxy card or voting instruction form, our Annual Report for the fiscal year ended December 31, 2022 and our 2002 Stock Award and Incentive Plan (the “Meeting Materials”). Each stockholder (other than those who previously requested electronic delivery of all materials or previously elected to receive delivery of a paper copy of the Meeting Materials) will receive a Notice. The Notice contains instructions on how stockholders can access the Meeting Materials over the Internet and vote their shares. The Notice also contains instructions on how stockholders can receive a printed copy of the Meeting Materials. We believe this process will expedite stockholders’ receipt of the Meeting Materials, lower the costs of the Annual Meeting and conserve natural resources. The Meeting Materials are also available at www.proxyvote.com.

By Order of the Board of Directors,

Stephen G. Berman,

Secretary

Santa Monica, California

November 3, 2023

JAKKS PACIFIC, INC.

2951 28TH STREET

SANTA MONICA, CA 90405

PROXY STATEMENT FOR THE 2023 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON DECEMBER 15, 2023

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of JAKKS Pacific, Inc. (the “Company”) for use at the 2023 Annual Meeting of Stockholders to be held on December 15, 2023, and at any adjournment of that meeting (the “Annual Meeting”). Throughout this Proxy Statement, “we,” “us” and “our” are used to refer to the Company.

We have decided to hold a virtual meeting in light of on-going concerns regarding the COVID-19 pandemic and because it improves stockholder access, encourages greater global participation, lowers costs compared to an in-person event, and aligns with our broader sustainability goals. Stockholders attending the virtual meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting. Information on how to vote online while attending the Annual Meeting is discussed below.

For the reasons stated above, (i) the Annual Meeting will be conducted completely online via the internet and there is no physical location for the Annual Meeting. Stockholders may attend and participate in the Annual Meeting by visiting www.virtualshareholdermeeting.com/JAKK2023 and (ii) we are sending you a “Notice of Internet Availability of Proxy Materials” (the “Notice”) instead of a printed copy of the notice of the Annual Meeting, proxy statement, and proxy card or voting instruction form, our Annual Report for the fiscal year ended December 31, 2022 and our 2002 Stock Award and Incentive Plan (the “Meeting Materials”).

If you are a registered holder, you may log in by using the Virtual Control Number included on your Notice (and on your proxy card if so requested). If you hold your shares beneficially through a bank or broker, you must provide a legal proxy from your bank or broker during registration and you will be assigned a Virtual Control Number in order to vote your shares during the Annual Meeting. If you are unable to obtain a legal proxy to vote your shares, you will still be able to attend the Annual Meeting (but will not be able to vote your shares) so long as you demonstrate proof of stock ownership. Instructions on how to connect and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at www.virtualshareholdermeeting.com/JAKK2023. Please allow ample time for online check-in, which will begin at 7:30 a.m., Pacific Time/10:30 a.m. Eastern Time, on December 15, 2023.

Voting Securities and Votes Required

At the close of business on October 18, 2023, the record date for the determination of stockholders entitled to vote at the Annual Meeting, there were outstanding and entitled to vote an aggregate of 10,073,264 shares of our common stock, par value $.001 per share. All holders of our common stock are entitled to one vote per share.

A majority of the outstanding shares of our common stock represented in person or by proxy at the Annual Meeting will constitute a quorum at the meeting for all matters to be voted on by the holders of our common stock. All shares of our common stock represented in person or by proxy (including shares which abstain or do not vote for any reason with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum is present at the Annual Meeting. Abstentions will be treated as shares that are present and entitled to vote for purposes of determining the number of shares present and entitled to vote with respect to any particular matter but will not be counted as a vote in favor of such matter.

Proposal No. 1 (directors) - With respect to the election of directors, our By-Laws provide that a majority of the votes cast are required for election of directors in uncontested director elections, but allow our Board of Directors (the “Board”) to nonetheless retain a director who does not receive a majority of the votes cast in the event it believes that would serve the best interests of the Company and its shareholders. This is popularly referred to as the “Intel” procedure named after Intel Corporation that first adopted such a process in 2006, and which process has been adopted by numerous Fortune 500 companies since then. What this means in practice is that if a director is not elected by a majority of the votes cast at the annual meeting, the director shall offer to tender his or her resignation to the Board. The Nominating Committee of the Board (the “Nominating Committee”) will then consider the matter and make a recommendation to the Board on whether to accept or reject the resignation, or whether other action is to be taken. The Board will act on the Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date of the certification of the election results. The director who tenders his or her resignation will not participate in the Board’s decision. Inasmuch as this year there is an uncontested slate of director nominations, this process will be implicated.

Effective as of this Annual Meeting our Board is classified into three classes with staggered three-year terms, designated as follows:

●	Class I, currently comprised of Stephen Berman and Zhao Xiaoqiang with their terms expiring at the annual meeting of stockholders to be held in 2024;

●	Class II, currently comprised of Joshua Cascade, Carole Levine and Alexander Shoghi, with their terms expiring at the annual meeting of stockholders to be held in 2025; and

●	Class III, currently comprised of Matthew Winkler and Lori MacPherson, all with their terms expiring at this annual meeting of stockholders.

Proposal No. 2 (amending stock plan) – With respect to the approval of amending the Company’s stock plan, the affirmative vote of a majority of the votes cast on the matter is required for approval.

Proposal No. 3 (auditors) – With respect to the approval of the auditors, the affirmative vote of a majority of the votes cast on the matter is required for approval.

Proposal No. 4 (executive compensation) - With respect to approval of our executive compensation, while our Board and its Compensation Committee (the “Compensation Committee”) will carefully consider the outcome of the vote expressed by our stockholders when making future executive compensation decisions, the vote will not be binding upon them. The Company will deem the affirmative vote of a majority of the votes cast to be approval.

Proposal No. 5 (frequency of executive compensation) - With respect to the frequency of the approval of our executive compensation, while the Company intends to continue doing it annually, our Board and the Compensation Committee will carefully consider the outcome of the vote expressed by our stockholders, but the vote will not be binding upon them. The Company will deem the affirmative vote of a majority of the votes cast for any option to be approval of such option.

Abstentions and Broker Non-Votes

Abstentions will be treated as shares that are present and entitled to vote for purposes of determining the number of shares present and entitled to vote with respect to any particular matter but will not be counted as a vote in favor of such matter. Accordingly, an abstention from voting will have the effect of a vote against each of Proposals 2-4.

If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute “broker non-votes.” Broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. These matters are referred to as “non-routine” matters. Each of Proposal No. 1 (election of directors), Proposal No. 2 (amending stock plan), Proposal No. 4 (advisory vote on executive competition), and Proposal No. 5 (frequency of advisory vote on executive competition) is a “non-routine” matter. A “broker non-vote” will have no effect on the outcome of any of these matters.

Virtual Meeting Protocols

How to Vote

If you are a stockholder of the Company and your shares of our common stock are registered directly in your name with the Company’s transfer agent, Computershare Trust Company, N.A., you are considered, with respect to those shares, the stockholder of record, and the Notice is being sent directly to you by the Company. If you are a stockholder of record of the Company, you may virtually attend the Annual Meeting and vote your shares in person or as otherwise detailed on the Notice. If your shares of our common stock are held by a bank, broker or other nominee, you are considered the beneficial owner of shares held in “street name,” and the Notice will be forwarded to you, by such bank, broker or other nominee. As the beneficial owner, you are also invited to virtually attend the Annual Meeting. Since a beneficial owner is not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a proxy from your broker issued in your name giving you the right to vote the shares at the Annual Meeting.

If you are a stockholder with shares registered in your name with the Company’s transfer agent, Computershare Trust Company, N.A., on the record date, you may vote online while virtually attending the Annual Meeting or vote by proxy by telephone by internet or by mail. Whether or not you plan to virtually attend the Annual Meeting, please vote as soon as possible to ensure your vote is counted. You may still virtually attend the Annual Meeting and vote in person even if you have already voted by proxy.

•To vote online at the Annual Meeting. To vote online during the Annual Meeting, join the virtual Annual Meeting at www.virtualshareholdermeeting.com/JAKK2023. You will then be prompted to enter the meeting password which is your unique control number (included on the Notice (and on the proxy card if requested)) and then follow the instructions in the Annual Meeting portal.

•To vote by proxy by telephone. To vote over the telephone, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the Notice (and the proxy card if so requested). Your telephone vote must be received by 8:59 p.m., Pacific/11:59 p.m. Eastern Time on December 14, 2023 to be counted.

•To vote online not at the Annual Meeting. To vote through the Internet without attending the Annual Meeting, go to www.Proxyvote.com to complete an electronic proxy card. You will be asked to provide the company number and control number from the proxy card. Your Internet vote must be received by 8:59 p.m., Pacific/11:59 p.m. Eastern Time on December 14, 2023 to be counted.

•To vote by proxy by mail. You may submit your proxy by mail by following the instructions on the Notice to obtain hard copies of the proxy materials and proxy card and then completing and signing the proxy card and mailing it in the envelope which will be provided to you with the proxy materials. Provided your proxy card is received prior to the Annual Meeting your shares will be voted as you have instructed.

We provide Internet proxy voting to allow you to vote your shares online via proxy prior to the Annual Meeting, and Internet voting to allow you to vote your shares during the Annual Meeting, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. Since Proposal No. 1 (election of directors), Proposal No. 2 (amending stock plan), Proposal No. 4 (advisory vote on executive competition) and Proposal No. 5 (frequency of advisory vote on executive competition) are each considered “non-routine” matters, your broker will not be able to vote your shares of our common stock without specific instructions from you.

If you are a beneficial owner of shares registered in the name of your broker, bank, dealer or other similar organization, you should have received the Notice with voting instructions from that organization rather than from the Company. Follow the instructions from your broker or other agent to vote by telephone or over the internet or contact your broker or bank to request a proxy form. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker or other agent.

Any stockholder of record voting by proxy has the right to revoke his, her or its proxy at any time before the polls close at the Annual Meeting by sending a written notice stating that he, she or it would like to revoke his, her or its proxy to the Corporate Secretary of the Company, by providing a duly executed proxy card bearing a later date than the proxy being revoked, by following the instructions on the Notice (and on the proxy card if requested), or by virtually attending the Annual Meeting and voting in person. Attendance (virtually) alone at the Annual Meeting will not revoke a proxy. If a stockholder of the Company has instructed a broker to vote his, her or its shares of our common stock that are held in “street name,” the stockholder must follow directions received from his, her or its broker to change those instructions.

Participation

You do not need to pre-register to attend and/or participate in the Annual Meeting. Fifteen (15) minutes prior to the start of the Annual Meeting go to www.virtualshareholdermeeting.com/JAKK2023 and follow the instructions.

If you are a registered shareholder (i.e., you hold your shares through our transfer agent, Computershare), you can virtually attend the Annual Meeting on the Internet by going to www.virtualshareholdermeeting.com/JAKK2023 and following the instructions. Should you be asked for a password at any point in the process, simply insert your unique control number which is included on the Notice (and on the proxy card if requested).

If you hold your shares through an intermediary, and desire to virtually attend the Annual Meeting online by webcast you must submit proof of your beneficial ownership reflecting your Company holdings along with your name and email address by going to www.Proxyvote.com and following the instructions no later than 11:59 p.m. Pacific Time/2:59 a.m. Eastern Time, on December 14, 2023.

Alternatively, you can send the information by mail to:

Vote Processing

c/o Broadridge

51 Mercedes Way

Edgewood, NY 11717

Only stockholders of record as of the record date for the Annual Meeting and their proxy holders may submit questions or comments at the Annual Meeting. If you would like to submit a question, you may do so by joining the virtual Annual Meeting at www.virtualshareholdermeeting.com/JAKK2023, entering the meeting password and your unique control number (included on the Notice (and on the proxy card if requested)), and typing your question in the box in the Annual Meeting portal.

To help ensure that we have a productive and efficient meeting, and in fairness to all stockholders in attendance, you will also find posted our rules of conduct for the Annual Meeting when you log in prior to its start. In accordance with the rules of conduct, we ask that you limit your remarks to one brief question or comment that is relevant to the Annual Meeting or our business and those remarks are respectful of your fellow stockholders and meeting participants. Questions may be grouped by topic by our management with a representative question read aloud and answered. In addition, questions may be ruled as out of order if they are, among other things, irrelevant to our business, related to pending or threatened litigation, disorderly, repetitious of statements already made, or in furtherance of the speaker’s own personal, political or business interests. Questions will be addressed in the Q&A portion of the Annual Meeting.

The virtual meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. If you encounter any technical difficulties logging onto www.virtualshareholdermeeting.com/JAKK2023 or during the meeting, there will be a toll-free number and international number available on the website to help you. Technicians will be ready to assist you with any technical difficulties you may have, beginning at 7:45 a.m. Pacific Time/10:45 a.m. Eastern Time a.m. on December 15, 2023 through the conclusion of the Annual Meeting. You will have the ability to test the system before the Annual Meeting starts.

General Information

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, "FOR" the election of the nominees to the Board, "FOR" each of the proposals 2-4, and for “1 Year” on Proposal 5. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his best judgment.

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

A proxy may be revoked by the stockholder at any time before it is exercised by delivery of written revocation or a subsequently dated proxy to our corporate Secretary, by voting online during the Annual Meeting, or as otherwise described above.

We are mailing the Notice with respect to this Proxy Statement to our stockholders on or about November 3, 2023. The proxy materials include our Annual Report on Form 10-K for our fiscal year ended December 31, 2022 and a copy of our 2002 Stock Award and Incentive Plan.

For the ten days prior to the Annual Meeting, a list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder of record for purposes germane to the Annual Meeting. You may make a request by calling our corporate headquarters at (424) 268-9444 during regular business hours or go to virtualmeeting@viewproxy.com. In addition, during the Annual Meeting, that list of stockholders will be available for examination by any stockholder of record virtually attending the Annual Meeting via a live secure link.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information as of October 18, 2023 with respect to the beneficial ownership of our common stock by (1) each person known by us to own beneficially more than 5% of the outstanding shares of our common stock, (2) each of our directors, (3) each of our named executive officers, and (4) all our directors and executive officers as a group.

Name and Address of Beneficial Owner (1)(2)	Amount and Nature of Beneficial Ownership (3)		Percent of Outstanding Shares (4)
Lawrence I. Rosen	1,875,584	(5)	18.6%
Hong Kong Meisheng Cultural Company Limited	523,954	(6)	5.2
Stephen G. Berman	134,366	(7)	1.3
John L. Kimble	94,027	(8)	*
John J. McGrath	75,025	(9)	*
Alexander Shoghi	12,564	(10)	*
Zhao Xiaoqiang	9,629	(11)	*
Matthew Winkler	-	(12)	-
Lori MacPherson	-		-
Joshua Cascade	-		-
Carole Levine	-		-
All Directors and executive officers as a group (9 persons)	325,611	(13)	3.2

*	Less than 1% of our outstanding shares.

(1)	Unless otherwise indicated, such person’s address is c/o JAKKS Pacific, Inc., 2951 28th Street, Santa Monica, California 90405.
(2)

The number of shares of common stock beneficially owned by each person or entity is determined under the rules promulgated by the Securities and Exchange Commission. Under such rules, beneficial ownership includes any shares as to which the person or entity has sole or shared voting power or investment power. The percentage of our outstanding shares is calculated by including among the shares owned by such person any shares which such person or entity has the right to acquire within 60 days after October 18, 2023. The inclusion herein of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of such shares.

(3)

Except as otherwise indicated, exercises sole voting power and sole investment power with respect to such shares. All share amounts have been adjusted to reflect the 1-10 reverse split effective July 9, 2020.

(4) (5)

Based upon 10,073,264 shares outstanding on October 18, 2023. Does not include, unless noted otherwise, any shares of common stock issuable upon the conversion of any Restricted Stock Units (“RSUs”).

The address of Mr. Rosen is 1578 Sussex Turnpike (Bldg. 5), Randolph, NJ 07689. Possesses shared voting and dispositive power with respect to all such shares. All the information presented in this Item with respect to this beneficial owner was extracted solely from a Form 5 filed on January 26, 2023.

(6)

The address of Hong Kong Meisheng Culture Company Ltd is Room 1901, 19/F, Lee Garden One, 33 Hysan Avenue, Causeway Bay, Hong Kong. Zhao Xiaoqiang, executive director of this entity, is a director of the Company. Possesses shared voting and dispositive power with respect to all such shares. All the information presented in this Item with respect to this beneficial owner was extracted solely from the Schedule 13D/A filed on January 26, 2018.

(7)

Does not include an aggregate of 512,250 shares of common stock underlying unvested RSUs issued pursuant to the terms of Mr. Berman’s January 1, 2003 Employment Agreement (as amended to date) which RSUs are further subject to the terms of Restricted Stock Unit Award Agreements with Mr. Berman (the “Berman Agreement”). Certain of these shares may be restricted from transfer pursuant to the minimum stock ownership provisions adopted by the Company's Board of Directors.

(8)

Does not include 168,699 shares underlying currently unvested RSUs which will vest pursuant to the terms of Mr. Kimble’s November 18, 2019 Employment Agreement (as amended to date), which RSUs are further subject to the terms of our Restricted Stock Unit Award Agreements with Mr. Kimble (the “Kimble Agreement”). The Kimble Agreement provides that Mr. Kimble will forfeit his rights to some or all such 168,699 RSUs unless certain conditions precedent are met, as described in the Kimble Agreement. Certain of these shares may be restricted from transfer pursuant to the minimum stock ownership provisions adopted by the Company's Board of Directors.

(9)

Does not include an aggregate of 88,142 shares of common stock underlying RSUs issued pursuant to the terms of Mr. McGrath’s March 4, 2010 Employment Agreement (as amended to date) which RSUs are further subject to the terms of a Restricted Stock Unit Award Agreement with Mr. McGrath (the “McGrath Agreement”). Certain of these shares may be restricted from transfer pursuant to the minimum stock ownership provisions adopted by the Company's Board of Directors.

(10)

Consists of 12,564 shares of common stock issued pursuant to our 2002 Stock Award and Incentive Plan (the “2002 Plan”). Certain of these shares may be restricted from transfer pursuant to the minimum stock ownership provisions adopted by the Company's Board of Directors.

(11)

Consists of 9,629 shares of common stock issued pursuant to our 2002 Plan. Certain of these shares may be restricted from transfer pursuant to the minimum stock ownership provisions adopted by the Company's Board of Directors. Does not include the 523,954 shares owned by Hong Kong Meisheng Cultural Company Limited reported above, of which entity Zhao Xiaoqiang is executive director.

(12)	Does not include 145,788 shares of preferred stock owned by entities controlled, directly or indirectly, by Mr. Winkler.
(13)

Does not Include any shares underlying RSUs. Does not include the 523,954 shares owned by Hong Kong Meisheng Cultural Company Limited reported above, of which entity Zhao Xiaoqiang is executive director.

ELECTION OF DIRECTORS

(Proposal No. 1)

The persons named in the enclosed proxy will vote to elect as directors the two nominees named below, unless you determine to vote against the election of any or all of the nominees by marking the proxy to that effect. All of the nominees currently serve as our directors and have indicated their willingness to continue to serve, if elected, but if any nominee should be unable to serve or for good cause will not serve, the proxies may be voted for a substitute nominee designated by management, in accordance with the terms of the Third Amended and Restated By-laws and the Nominating Committee Charter, each as amended. Each director will be elected to hold office for the terms described below or until his successor is elected and qualified. There are no family relationships between or among any of our executive officers or directors.

In November 2019, our stockholders approved the Company’s Amended and Restated Certificate of Incorporation, which divided the Board of Directors into three classes, as nearly equal in number as possible with one class standing for election each year for a three-year term. The directors in Class III are currently up for election for a three-year term. The directors in Class I are up for election in 2024 for a three-year term and the directors in Class II are up for election in 2025 for a three-year term. At each Annual Meeting of Stockholders, the successors of the class of directors whose term expires shall be elected to hold office for a term expiring at the Annual Meeting of Stockholders to be held in the third year following the year of their election, with each director in each such class to hold office until his or her successor is duly elected and qualified.

Pursuant to the terms of an agreement entered into as of August 3, 2002 between us and the holders of our Series A Preferred Stock, special rights granted to the preferred holders with respect to the election and/or nomination of certain directors have been terminated and the election of all of our directors are now voted on solely by our common stockholders.

Nominees

Set forth below for each nominee as director is the nominee’s name, age, and position with us, the Committee of the Board upon which he or she currently sits, his or her principal occupation and business experience during at least the past five years and the date of the commencement of his or her term as a director.

Name	Age	Position with the Company	Board Committee Membership
Matthew Winkler	42	Director	Audit, Compensation, Nominating

Lori MacPherson	56	Director	Nominating

Class III Directors – Term expiring at 2023 Annual Meeting

Matthew Winkler has been a director since August 9, 2019. Mr. Winkler is currently a Managing Director at Benefit Street Partners (“BSP”), a leading credit-focused alternative asset management firm. Mr. Winkler joined Benefit Street Partners in July 2014. Prior thereto, from November 2009 to March 2014, he worked in the Special Assets Group at Goldman Sachs. From July 2003 to November 2009, Mr. Winkler held analyst positions at different firms, focusing on areas such as special situations, distressed debt, and mergers and acquisitions. He holds a Bachelor of Arts in Public and Private Sector Organization from Brown University.

Lori MacPherson has been a director since September 27, 2021. Ms. MacPherson was an entertainment and consumer products executive with over two decades of experience at the Walt Disney Company, a multinational media and entertainment conglomerate. From 2010-2014 she served as Executive Vice President, Global Product Management for The Walt Disney Studios. Prior thereto she was Executive Vice President and General Manager of the global Walt Disney Studios Home Entertainment division (2009-2010), Senior Vice President and General Manager of Walt Disney Studios Home Entertainment North America (2006-2009) and held a variety of senior Marketing and Product Management positions (1991-2006). Ms. MacPherson currently sits on the Board of Trustees at Polytechnic School in Pasadena, California. She holds a Bachelor of Arts degree in French Literature from Pomona College.

Class I Directors – Term expiring at 2024 Annual Meeting - (Not up for election at this Meeting)

Stephen G. Berman, age 59, has been our Chief Operating Officer (until August 23, 2011) and Secretary and one of our Directors since co-founding JAKKS in January 1995. From February 17, 2009 through March 31, 2010 he was also our Co-Chief Executive Officer and has been our Chief Executive Officer since April 1, 2010. Since January 1, 1999, he has also served as our President, and since October 23, 2015 he has also served as our Chairman. From the Company’s inception until December 31, 1998, Mr. Berman was also our Executive Vice President. From October 1991 to August 1995, Mr. Berman was a Vice President and Managing Director of THQ International, Inc., a subsidiary of THQ. From 1988 to 1991, he was President and an owner of Balanced Approach, Inc., a distributor of personal fitness products and services.

Zhao Xiaoqiang, age 55, has been a Director since April 27, 2017. Since 2002 Mr. Zhao has been the Chairman of Meisheng Holding Co., a private holding company selling cultural products, and since 2007 he has been the Chairman of Meisheng Culture & Creative Corp. Ltd., a public company (listed on the Shenzhen Stock Exchange in 2012) with 23 subsidiaries in the areas of manufacturing, animation, games, movies, online video, stage performance art, e-commerce and overseas investments. Mr. Zhao is also a director of two of the Company’s subsidiaries, JAKKS Meisheng Animation (H.K.) Limited and JAKKS Meisheng Trading (Shanghai) Limited. Mr. Zhao holds an EMBA from Zhejiang University.

Class II Directors – Term expiring at 2025 Annual Meeting - (Not up for election at this Meeting)

Joshua Cascade, age 51, has been a director since August 9, 2019. Mr. Cascade is a private equity investor with over two decades of private equity experience. From 2014 to 2018 he was a Managing Partner at Wellspring Capital Management, an American private equity firm focused on leveraged buyout investments in middle-market companies, where he previously served as a Partner from 2007 to 2014 and a Principal from 2002 to 2006. As a Managing Partner, he was one of five individuals responsible for firm management. From 1998 to 2002, he was an associate at Odyssey Investment Partners. From 1994 to 1998 he was an Analyst (1994-1996) and an Associate (1996-1998) at The Blackstone Group. Mr. Cascade also teaches a course on leveraged buyouts at Yale School of Management and University of Michigan, Ross School of Business and is a frequent MBA lecturer at numerous institutions. Mr. Cascade graduated with the highest distinction from the University of Michigan, Ann Arbor, with a Bachelor of Arts degree in Business Administration.

Carole Levine, age 66, has been a director since September 27, 2019. Ms. Levine is currently a Consumer Products Marketing & Sales Consultant, where she works with clients in a range of industries, including toy manufacturing, entertainment, and food and beverage. From 1994 to 2017, she held a number of positions at Mattel, Inc., an American multinational toy manufacturing company, including Vice President, Sales, Mattel & Fisher-Price Emerging Channels (from 2005 to 2012), Vice President, Global Marketing (from 2012 to 2015), Vice President, Interim General Manager, RoseArt (from 2015 to 2017) and Vice President, Retail Business Development - Mattel Consumer Products (from 2015 to 2017). She has also been the Co-Chairman of the Children Affected by AIDS Foundation, Los Angeles for over 10 years and a member of the Licensing Industry Marketing Association. She holds a Bachelor of Arts degree in Sociology from the University of Colorado, Boulder and participated in the Accelerated Executive Marketing Program at Northwestern University’s Kellogg School of Business.

Alexander Shoghi, age 42, has been a Director since December 18, 2015. Mr. Shoghi is a Portfolio Manager at Oasis Management, a private investment management firm headquartered in Hong Kong. Mr. Shoghi joined Oasis in 2005, first based in Hong Kong, and subsequently relocating to the U.S. as the founder and manager of Oasis Capital in Austin, Texas in early 2012. From 2004 to 2005, Mr. Shoghi worked at Lehman Brothers in New York City. Mr. Shoghi holds a Bachelor of Science of Business Administration in Finance and International Business degree from Georgetown University.

Qualifications for All Directors

In considering potential candidates for election to the Board, the Nominating Committee observes the following guidelines, among other considerations: (i) the Board must include a majority of independent directors; (ii) each candidate shall be selected without regard to age, sex, race, religion or national origin; (iii) each candidate should have the highest level of personal and professional ethics and integrity and have the ability to work well with others; (iv) each candidate should only be involved in activities or interests that do not conflict or interfere with the proper performance of the responsibilities of a director; (v) each candidate should possess substantial and significant experience that would be of particular importance to the Company in the performance of the duties of a director; and (vi) each candidate should have sufficient time available, and a willingness to devote the necessary time, to the affairs of the Company in order to carry out the responsibilities of a director, including, without limitation, consistent attendance at board and committee meetings and advance review of board and committee materials. The Chief Executive Officer will then interview such a candidate. The Nominating Committee then determines whether to recommend to the Board that a candidate be nominated for approval by the Company’s stockholders. The manner in which the Nominating Committee evaluates a potential candidate does not differ based on whether the candidate is recommended by a stockholder of the Company. With respect to nominating existing directors, the Nominating Committee reviews relevant information available to it, including the most recent individual director evaluations for such candidates, the number of meetings attended, his or her level of participation, biographical information, professional qualifications and overall contributions to the Company.

The Board does not have a specific diversity policy, but considers diversity of race, ethnicity, gender, age, cultural background and professional experiences in evaluating candidates for board membership. However, California law required that by the end of 2021 California-headquartered public companies with a board of directors the size of the Company have at least three female directors on its board and at least one director on its board who is from an underrepresented community, defined as “an individual who self‑identifies as Black, African American, Hispanic, Latino, Asian, Pacific Islander, Native American, Native Hawaiian, or Alaska Native, or who self‑identifies as gay, lesbian, bisexual, or transgender.” In the event the size of the Company’s board remains the same, the law mandated that by the end of calendar 2022 the number of directors from underrepresented communities on the Company’s board be increased to have at least two directors from underrepresented communities. Nasdaq has also adopted board diversity requirements, but the Company believes that by complying with the California diversity requirements it will be in compliance with the Nasdaq requirements. The California diversity requirements have been found unconstitutional and are not currently applicable. The Company’s board is currently in compliance with all applicable diversity requirements.

The Board has identified the following qualifications, attributes, experience and skills that are important to be represented on the Board as a whole: (i) management, leadership and strategic vision; (ii) financial expertise; (iii) marketing and consumer experience; and (iv) capital management.

The Board has determined that five of seven directors who serve on the Board as of the date of this Proxy Statement (Messrs. Cascade, Shoghi and Winkler and Ms. Levine and Ms. MacPherson) are “independent,” as defined under the applicable rules of Nasdaq. In making this determination, the Board or the Nominating Committee, as applicable, considered the standards of independence under the applicable rules of Nasdaq and all relevant facts and circumstances (including, without limitation, commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships) to ascertain whether any such person had a relationship that, in its opinion, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Our directors serve in accordance with the Third Amended and Restated By-laws until their respective successors are elected and qualified or until their earlier death, disability, retirement, resignation or removal. Our officers are elected annually by the Board and serve at its discretion. None of our current independent directors other than Mr. Shoghi has served as such for more than the past five years. Our current independent directors were selected for their financial management expertise (Messrs. Cascade, Shoghi and Winkler) and general business and industry specific experience (Ms. Levine and Ms. MacPherson). We believe that the Board is best served by benefiting from this blend of business and financial expertise and experience. Our remaining directors consist of our Chief Executive Officer (Mr. Berman), who brings management’s perspective to the Board’s deliberations, and Mr. Zhao, who contributes his business experience, including experience in manufacturing and his experience with Chinese markets, to the Board.

In October 2019 and February 2020, Mr. Zhao Xiaoqiang was issued a warning by the Zhejiang Securities Regulatory Bureau of the China Securities Regulatory Commission and a “public condemnation” by the Shenzhen Stock Exchange, respectively, primarily due to his failure to fulfill his duties (as a director, controlling shareholder and de facto controller of Meisheng Cultural & Creative Co. Ltd. (“Meisheng Cultural”)) diligently to cause Meisheng Cultural to comply with applicable PRC regulations and stock exchange rules relating to disclosure and internal control, as well as the use of funds of Meisheng Cultural by Meisheng Holdings Group Co., Ltd. (“Meisheng Holdings”), an affiliate of Mr. Zhao and the controlling shareholder of Meisheng Cultural, without proper authorization. In addition, Mr. Zhao and Meisheng Cultural were also requested to strengthen the study of relevant laws and regulations, establish and improve the strict implementation of financial and accounting management systems of Meisheng Cultural, improve Meisheng Cultural’s internal controls, proper governance and quality of information disclosure. Other than the misuse of funds by his affiliate Meisheng Holdings, Mr. Zhao was punished as a result of activities of Meisheng Cultural as he bears certain statutory responsibilities under the applicable PRC regulations and stock exchange rules as its de facto controller and Chairman of the board of directors. Mr. Zhao has advised the Company that the aforementioned matters have nothing to do with his activities as a director of the Company, have all been ratified by Meisheng Cultural, and the related misused funds have been fully repaid by Meisheng Holdings.

The Board’s Role in Risk Oversight

The Board of Directors is responsible for oversight of the various risks facing the Company. Risks are considered in virtually every business decision and business strategy. While the Board recognizes that appropriate risk-taking is essential for the Company to remain competitive and achieve its long-term goals, it nonetheless strongly believes that risk taking must be closely monitored.

The Board has implemented the following risk oversight framework: (i) know the major risks inherent in the Company’s business and strategy and compensation policies; (ii) evaluate risk management processes; (iii) encourage open and regular communication about risks between management and the Board; and (iv) cultivate a culture of integrity and risk awareness.

While the Board oversees risk, management is responsible for managing risk. We have developed internal processes to identify and manage risk and communicate appropriately with the Board. Management communicates routinely with the Board, Board Committees and individual Directors on the significant risks identified and how they are being managed and Directors are encouraged to communicate directly with senior management.

The Board implements its risk oversight function both as a whole and through its designated and established Committees, which play significant roles in carrying out the risk oversight function. At the initial meeting of the Board of Directors following this annual meeting, the elected directors will review the composition of its various committees. All of our Committees meet regularly and report back to the full Board. The risk oversight functions are allocated among our Committees as follows:

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The Audit Committee is responsible for overseeing risks associated with the Company’s financial statements, the financial reporting process, accounting and legal matters. The Audit Committee oversees the internal audit function and meets separately with representatives of the Company’s independent accounting firm.

●	The Compensation Committee is responsible for overseeing risk associated with the Company’s compensation philosophy and programs.

●	The Nominating and Governance Committee is responsible for overseeing risks related to evolving governance legislation and trends.

Board Leadership Structure; Executive Sessions

Until the untimely passing of Jack Friedman in May 2010, our board structure featured (i) a combined Chairman of the Board and Chief Executive Officer, and (ii) non-management, active and effective directors of equal importance and with an equal vote. Since Mr. Friedman’s untimely passing in May 2010, we had not selected a Chairman to succeed him until October 1, 2015 when the board determined to elect Mr. Berman to the position of Chairman of the Board. The board intends to continue its current practice of having non-management Board members meet without management present at regularly scheduled executive sessions. Also, at least twice a year, such meetings include only the independent members of the Board. During 2022 at least two such meetings occurred.

Committees of the Board of Directors

Committees of the Board of Directors

We have an Audit Committee, a Compensation Committee and a Nominating Committee. The Capital Allocation Committee, which was established as a standing committee in February 2016, was dissolved in August 2019.

Audit Committee. In addition to risk management functions, the primary functions of the Audit Committee are to select or to recommend to the Board the selection of outside auditors; to monitor our relationships with our outside auditors and their interaction with our management in order to ensure their independence and objectivity; to review and assess the scope and quality of our outside auditor’s services, including the audit of our annual financial statements; to review our financial management and accounting procedures; to review our financial statements with our management and outside auditors; and to review the adequacy of our system of internal accounting controls. Effective as of their respective dates of appointment to the Board, Messrs. Shoghi (Chair) and Winkler and Ms. Levine are the members of the Audit Committee. Each member of the Audit Committee is “independent” (as defined in NASD Rule 4200(a)(14)) and able to read and understand fundamental financial statements. Mr. Shoghi, our audit committee financial expert, possesses the financial expertise required under Rule 401(h) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”), and NASD Rule 4350(d)(2) as a result of his experience as a portfolio manager at Oasis Management. He is further “independent” as defined under Item 7(d)(3)(iv) of Schedule 14A under the Exchange Act. We will, in the future, continue to have (i) an Audit Committee of at least three members comprised solely of independent directors, each of whom will be able to read and understand fundamental financial statements (or will become able to do so within a reasonable period of time after his or her appointment); and (ii) at least one member of the Audit Committee who will possess the financial expertise required under NASD Rule 4350(d)(2). The Board has adopted a written charter for the Audit Committee, which reviews and reassesses the adequacy of that charter on an annual basis. The full text of the charter is available on our website at www.jakks.com.

Compensation Committee. In addition to risk oversight functions, the Compensation Committee makes recommendations to the Board regarding compensation of management employees and administers plans and programs relating to employee benefits, incentives, compensation and awards under the 2002 Stock Award and Incentive Plan (the “2002 Plan”). Messrs. Winkler and Shoghi (Chair) are the members of the Compensation Committee. The Board has determined that each of them is “independent,” as defined under the applicable rules of Nasdaq. A copy of the Compensation Committee’s Charter is available on our website at www.jakks.com. Executive officers that are members of the Board make recommendations to the Compensation Committee with respect to the compensation of other executive officers who are not on the Board. Except as otherwise prohibited, the Compensation Committee may delegate its responsibilities to subcommittees or individuals. The Compensation Committee has the authority, in its sole discretion, to retain or obtain advice from a compensation consultant, legal counsel or other advisor and is directly responsible for the appointment, compensation and oversight of such persons. The Company provides the appropriate funding to such persons as determined by the Compensation Committee, which also conducts an independent assessment of its outside advisors using the six factors contained in Exchange Act Rule 10C-1. The Compensation Committee receives legal advice from our outside general counsel and has retained Willis Towers Watson (“WTW”), a compensation consulting firm, to directly advise the Compensation Committee from time to time.

The Compensation Committee also annually reviews the overall compensation of our executive officers to determine whether discretionary bonuses should be granted. In 2015, Lipis Consulting, Inc. (“LCI”), a compensation consulting firm, presented a report to the Compensation Committee comparing our performance, size and executive compensation levels to those of peer group companies. LCI also reviewed with the Compensation Committee the base salaries, annual bonuses, total cash compensation, long-term compensation and total compensation of our senior executive officers relative to those companies. The performance comparison presented to the Compensation Committee each year includes a comparison of our total shareholder return, earnings per share growth, sales, net income (and one-year growth of both measures) to the peer group companies. The Compensation Committee reviews this information along with details about the components of each executive officer’s compensation.

A compensation consultant was not consulted during 2022.

Nominating Committee. In addition to risk oversight functions, the Nominating Committee develops our corporate governance system and reviews proposed new members of the Board, including those recommended by our stockholders. Messrs. Winkler (Chair) and Cascade and Ms. MacPherson are the members of the Nominating Committee, which operates pursuant to a written charter adopted by the Board, the full text of which is available on our website at www.jakks.com. The Board has determined that each member of the Nominating Committee is “independent,” as defined under the applicable rules of Nasdaq.

The Nominating Committee will annually review the composition of the Board and the ability of its current members to continue effectively as directors for the upcoming fiscal year. The Nominating Committee established the position of Chairman of the Board in 2015. In the ordinary course, absent special circumstances or a change in the criteria for Board membership, the Nominating Committee will re-nominate incumbent directors who continue to be qualified for Board service and are willing to continue as directors. If the Nominating Committee thinks it is in the Company’s best interests to nominate a new individual for director in connection with an annual meeting of stockholders, or if a vacancy on the Board occurs between annual stockholder meetings or an incumbent director chooses not to run, the Nominating Committee will seek out potential candidates for Board appointment who meet the criteria for selection as a nominee and have the specific qualities or skills being sought. Director candidates will be selected based on input from members of the Board, our senior management and, if the Nominating Committee deems appropriate, a third-party search firm. The Nominating Committee will evaluate each candidate’s qualifications and check relevant references, and each candidate will be interviewed by at least one member of the Nominating Committee. Candidates meriting serious consideration will meet with all members of the Board. Based on this input, the Nominating Committee will evaluate whether a prospective candidate is qualified to serve as a director and whether the Nominating Committee should recommend to the Board that this candidate be appointed to fill a current vacancy on the Board, or be presented for the approval of the stockholders, as appropriate.

Stockholder recommendations for director nominees are welcome and should be sent to our Chief Financial Officer, who will forward such recommendations to the Nominating Committee, and should include the following information: (a) all information relating to each nominee that is required to be disclosed pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) the names and addresses of the stockholders making the nomination and the number of shares of Common Stock which are owned beneficially and of record by such stockholders; and (c) appropriate biographical information and a statement as to the qualification of each nominee, all of which must be submitted in the time frame described under the appropriate caption in our proxy statement. The Nominating Committee will evaluate candidates recommended by stockholders in the same manner as candidates recommended by other sources, using additional criteria, if any, approved by the Board from time to time. Our stockholder communication policy may be amended at any time with the Nominating Committee’s consent.

Pursuant to the Director Resignation Policy adopted by the Board following our 2014 Annual Meeting of Stockholders, if a nominee for director in an uncontested election receives less than a majority of the votes cast, the director must submit his resignation to the Board. The Nominating Committee then considers such resignation and makes a recommendation to the Board concerning the acceptance or rejection of such resignation. This procedure was implemented following our 2016 Annual Meeting of Stockholders.

Special Committees. In addition to the above-described standing committees, the Board establishes special committees as it deems warranted.

Meetings of the Board of Directors and Board Member Attendance at Annual Stockholder Meeting

From January 1, 2022 through December 31, 2022, the Board of Directors, Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee each met or acted without a meeting pursuant to unanimous written consent at least nine times, four times, five times and three times, respectively. All directors attended at least 75% of all board meetings and committee meetings of which they are members.

We do not have a formal written policy with respect to board members’ attendance at annual stockholder meetings, although we do encourage each of them to attend. All of the directors then serving and nominated for re-election virtually attended our last Annual Stockholder Meeting which was held virtually on December 16, 2022.

Stockholder Communications

Stockholders interested in communicating with the Board may do so by writing to any or all directors, care of our Chief Financial Officer, at our principal executive offices. Our Chief Financial Officer will log in all stockholder correspondence and forward to the director addressee(s) all communications that, in his judgment, are appropriate for consideration by the directors. Any director may review the correspondence log and request copies of any correspondence. Examples of communications that would be considered inappropriate for consideration by the directors include, but are not limited to, commercial solicitations, trivial, obscene, or profane items, administrative matters, ordinary business matters, or personal grievances. Correspondence that is not appropriate for Board review will be handled by our Chief Financial Officer. All appropriate matters pertaining to accounting or internal controls will be brought promptly to the attention of our Audit Committee Chair.

Stockholder recommendations for director nominees are welcome and should be sent to our Chief Financial Officer, who will forward such recommendations to the Nominating Committee, and should include the following information: (a) all information relating to each nominee that is required to be disclosed pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) the names and addresses of the stockholders making the nomination and the number of shares of Common Stock which are owned beneficially and of record by such stockholders; and (c) appropriate biographical information and a statement as to the qualification of each nominee, and must be submitted in the time frame described under the caption, “Stockholder Proposals for 2024 Annual Meeting,” in this Proxy Statement. The Nominating Committee will evaluate candidates recommended by stockholders in the same manner as candidates recommended by other sources, using additional criteria, if any, approved by the Board from time to time. Our stockholder communication policy may be amended at any time with the consent of the Nominating Committee.

Code of Ethics

We have a Code of Ethics (which we call a Code of Conduct) that applies to all our employees, officers and directors. This Code was filed as an exhibit to our Annual Report on Form 10-K for the fiscal year ended December 31, 2003. During 2023 the Code was updated and we have posted on our website, www.jakks.com, the full text of such updated Code. We will disclose when there have been waivers of, or amendments to, such Code, as required by the rules and regulations promulgated by the SEC and/or Nasdaq.

Pursuant to our Code of Conduct, all of our employees are required to disclose to our General Counsel, the Board or any committee established by the Board to receive such information, any material transaction or relationship that reasonably could be expected to give rise to actual or apparent conflicts of interest between any of them, personally, and the Company. Our Code of Conduct also directs all employees to avoid any self-interested transactions without full disclosure. This policy, which applies to all of our employees, is reiterated in our Employee Handbook which states that a violation of this policy could be grounds for termination. In approving or rejecting a proposed transaction, our General Counsel, the Board or a designated committee of the Board will consider the facts and circumstances available and deemed relevant, including, but not limited to, the risks, costs and benefits to us, the terms of the transactions, the availability of other sources for comparable services or products, and, if applicable, the impact on director independence. Upon concluding their review, they will only approve those agreements that, in light of known circumstances, are in or are not inconsistent with, our best interests, as they determine in good faith.

Executive Officers

Our executive officers are elected by our Board of Directors and serve pursuant to the terms of their respective employment agreements. One of our executive officers, Stephen G. Berman, is also a Director of the Company. See above for biographical information about this officer. The other current executive officers are John L. Kimble, our Executive Vice President and Chief Financial Officer and John (Jack) McGrath, our Chief Operating Officer.

John J. (Jack) McGrath has served as our Chief Operating Officer since 2011 and is responsible for the Company’s global operations. In January 2024, Mr. McGrath will change positions and become our President European Operations. He brings more than 24 years of experience, having served as our Executive Vice President of Operations from December 2007 until August 2011 when he became our Chief Operating Officer. Mr. McGrath was our Vice President of Marketing from 1999 to August 2003 and Senior Vice President of Operations until 2007. Prior to joining the Company, Mr. McGrath was a Brand Marketer for Hot Wheels® at Mattel Inc. and part of its Asia Pacific marketing team. Mr. McGrath served honorably in the U.S. Army and holds a Bachelor of Science degree in Marketing.

John L. Kimble became our Executive Vice President and Chief Financial Officer on November 20, 2019. Mr. Kimble worked for over 12 years at various positions at The Walt Disney Company, ultimately as VP/Finance, Strategy, Operations and Business Development. More recently, Mr. Kimble spent six years at Mattel, Inc. where he served in various positions and concluded his career there as VP/Head of Corporate Development - Licensing Acquisitions - M&A. In between his service at Disney and Mattel, he spent a couple of years as an entrepreneur at a start-up gaming company. He began his career as a consultant for Mars & Co., a global strategy consulting firm. Mr. Kimble received his Bachelor’s Degree in Management Science, Concentration in Finance, Minor in Economics from the Sloan School, Massachusetts Institute of Technology (M.I.T.) and has a Master of Business Administration (MBA) from the Wharton School of the University of Pennsylvania.

Certain Relationships and Related Transactions

In November 2014, the Company entered into a joint venture with Meisheng Cultural & Creative Corp., Ltd., (“MC&C”) for the purpose of providing certain JAKKS licensed and non-licensed toys and consumer products to agreed-upon territories of the People’s Republic of China. The joint venture includes a subsidiary in the Shanghai Free Trade Zone that sells, distributes, and markets these products, which include dolls, plush, role play products, action figures, costumes, seasonal items, technology and app-enhanced toys, based on top entertainment licenses and JAKKS’ own proprietary brands. The Company owns fifty-one percent of the joint venture and consolidates the joint venture since control rests with the Company. The non-controlling interest’s share of the income from the joint venture for the year ended December 31, 2022, 2021 and 2020 was ($330,000), $120,000 and $130,000, respectively.

In October 2016, the Company entered into a joint venture with Hong Kong Meisheng Cultural Company Limited (“Meisheng”), a Hong Kong-based subsidiary of Meisheng Culture & Creative Corp, for the purpose of creating and developing original, multiplatform content for children including new short-form series and original shows. JAKKS and Meisheng each own fifty percent of the joint venture and will jointly own the content. JAKKS will retain merchandising rights for kids’ consumer products in all markets except China, which Meisheng Culture & Creative Corp. will oversee through the Company’s existing distribution joint venture. The results of operations of the joint venture are consolidated with the Company’s results. The non-controlling interest’s share of the income (loss) from the joint venture for the years ended December 31, 2022, 2021 and 2020 was nil. MC&C is an affiliate of Meisheng and Meisheng holds shares of the Company’s outstanding common stock.

In March 2017, the Company entered into an agreement with a Hong Kong affiliate of its China joint venture partner. After their shareholder and China regulatory approval, the transaction closed on April 27, 2017. In 2018, the Company issued 4,158 shares of restricted stock at a value of $0.1 million to the non-employee director, which vested in January 2019. In 2019, the Company issued 5,471 shares of restricted stock at a value of $0.1 million to the non-employee director, which vested in January 2020.

In March 2017, the Company entered into an equity purchase agreement with Meisheng which provided, among other things, that as long as Meisheng and its affiliates hold 10% or more of the issued and outstanding shares of common stock of the Company, Meisheng shall have the right from time to time to designate a nominee (who currently is Mr. Xiaoqiang Zhao) for election to the Company’s board of directors.

Meisheng also serves as a significant manufacturer of the Company. For the year ended December 31, 2022, 2021 and 2020, the Company made inventory-related payments to Meisheng of approximately $120.5 million, $77.7 million, and $64.8 million, respectively. As of December 31, 2022 and 2021, amounts due to Meisheng for inventory received by the Company, but not paid totaled $9.8 million and $15.9 million, respectively.

A director of the Company is a portfolio manager at Oasis Management. In August 2017, the Company agreed with Oasis Management and Oasis Investments II Master Fund Ltd., the holder of approximately $21.6 million face amount of its 4.25% convertible senior notes due in 2018, to exchange and extend the maturity date of these notes to November 1, 2020. The transaction closed on November 7, 2017. In July 2018, the Company closed a transaction with Oasis Management and Oasis Investments II Master Fund Ltd., to exchange $8.0 million face amount of the 4.25% convertible senior notes due in August 2018 with convertible senior notes similar to those issued in November 2017. In August 2019, the Company entered into a recapitalization transaction (the “Recapitalization Transaction”). In connection with the Recapitalization Transaction, the Company issued (i) amended and restated notes with respect to the $21.6 million Oasis Note issued on November 7, 2017, and the $8.0 million Oasis Note issued on July 26, 2018, and (ii) a new $8.0 million convertible senior note having the same terms as such amended and restated notes. Interest on these new Oasis Notes was payable on each May 1 and November 1 until maturity and accrued at an annual rate of (i) 3.25% if paid in cash or 5.00% if paid in stock plus (ii) 2.75% payable in kind. The new Oasis Notes matured no later than July 3, 2023. As described below, the maturity date of the new Oasis Notes was accelerated to September 1, 2021. The entire balance of the new Oasis Notes was converted into shares of our common stock as of September 1, 2021.

A director of the Company is a director at Benefit Street Partners. As of December 31, 2020, Benefit Street Partners held $61.1 million in principal amount (including $2.3 million in payment-in-kind interest) of the Company’s term loan. On February 5, 2021, Benefit Street Partners and Oasis Investment II Master Funds Ltd, both related parties, entered into a purchase and sale agreement wherein Benefit Street Partners purchased $11.0 million of principal amount, plus all accrued and unpaid interest thereon, of the new Oasis Notes from Oasis Investment II Master Funds Ltd. The transaction closed on February 8, 2021. Such Notes were transferred by Benefit Street Partners to unrelated third parties and the entire balance of such Notes was converted into shares of our common stock as of September 1, 2021.

In June 2021 the Company and certain of its subsidiaries, as borrowers, entered into a First Lien Term Loan Facility Credit Agreement with Benefit Street Partners L.L.C., as Sole Lead Arranger, and BSP Agency, LLC, as agent, for a $99,000,000 first-lien secured term loan (the “Initial Term Loan”) and $19,000,000 delayed draw term loan (the “Delayed Draw Term Loan”), collectively, the “2021 BSP Term Loan”). Proceeds from the Initial Term Loan, together with available cash from the Company, were used to repay the Company’s existing term loan, under the loan agreement dated as of August 9, 2019 entered into as part of the Recapitalization Transaction. As a result of the 2021 BSP Term Loan, the maturity date of the Oasis Notes accelerated to no later than September 1, 2021. On July 29, 2021 the Company terminated its Delayed Draw Term Loan option.

Amounts outstanding under the 2021 BSP Term Loan will bear interest at either (i) LIBOR plus 6.50% - 7.00% (determined by reference to a net leverage pricing grid), subject to a 1.00% LIBOR floor, or (ii) base rate plus 5.50% - 6.00% (determined by reference to a net leverage pricing grid), subject to a 2.00% base rate floor. The 2021 BSP Term Loan matures in June 2027.

The 2021 BSP Term Loan Agreement contains negative covenants, events of default, and the obligations under the 2021 BSP Term Loan Agreement are guaranteed by the Company. As of December 31, 2022, Benefit Street Partners held $68.9 million in principal amount of the 2021 BSP Term Loan. As of June 30, 2023, early principal payments had reduced the outstanding balance of the 2021 BSP Term Loan to zero.

Pursuant to our Ethical Code of Conduct (a copy of which may be found on our website, www.jakks.com), all of our employees are required to disclose to our General Counsel, the Board of Directors or any committee established by the Board of Directors to receive such information, any material transaction or relationship that reasonably could be expected to give rise to actual or apparent conflicts of interest between any of them, personally, and us. In addition, our Ethical Code of Conduct also directs all employees to avoid any self-interested transactions without full disclosure. This policy, which applies to all of our employees, is reiterated in our Employee Handbook which states that a violation of this policy could be grounds for termination. In approving or rejecting a proposed transaction, our General Counsel, Board of Directors or designated committee will consider the facts and circumstances available and deemed relevant, including but not limited to, the risks, costs and benefits to us, the terms of the transactions, the availability of other sources for comparable services or products, and, if applicable, the impact on director independence. Upon concluding their review, they will only approve those agreements that, in light of known circumstances, are in or are not inconsistent with, our best interests, as they determine in good faith.

Limitation of Directors Liability and Indemnification

Our Amended and Restated Certificate of Incorporation provides that the personal liability of our directors shall be limited to the fullest extent permitted by the provisions of Section 102(b)(7) of the General Corporation Law of the State of Delaware (“DGCL”). Section 102(b)(7) of the DGCL generally provides that no director shall be liable personally to a company or its security holders for monetary damages for breach of fiduciary duty as a director, provided that the certificate of incorporation does not eliminate the liability of a director for (1) any breach of the director’s duty of loyalty to it or its security holders; (2) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (3) acts or omissions in respect of certain unlawful dividend payments or stock redemptions or repurchases; or (4) any transaction from which such director derives an improper personal benefit. The effect of this provision is to eliminate the rights of a company and its security holders to recover monetary damages against a director for breach of her or his fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior) except in the situations described in clauses (1) through (4) above. The limitations summarized above, however, do not affect the ability of a company or its security holders to seek nonmonetary remedies, such as an injunction or rescission against a director for breach of her or his fiduciary duty.

In addition, our certificate of incorporation provides that we shall, to the fullest extent permitted by Section 145 of the DGCL, indemnify all persons whom it may indemnify pursuant to Section 145 of the DGCL. In general, Section 145 of the DGCL permits us to indemnify our directors, officers, employees or agents or, when so serving at our request, as directors, officers, agents or employees of another company, who was or is a party or is threatened to be made a party to any proceeding because of his or her position, if he or she acted in good faith and in a manner reasonably believed to be in or not opposed to our best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

We maintain a directors’ and officers’ liability insurance policy covering certain liabilities that may be incurred by any director or officer in connection with the performance of his or her duties and certain liabilities that we may incur, including the indemnification payable to any director or officer. This policy provides for $60.0 million in maximum aggregate coverage, including defense costs. We pay the entire premium for such insurance.

Legal Proceedings

There is no pending litigation or proceeding involving any of our directors, officers, employees, or agents in which indemnification will be required or permitted. We are not aware of any threatened litigation or proceeding that may result in a claim for such indemnification.

We are a party to, and certain of our property is the subject of, various pending claims and legal proceedings that routinely arise in the ordinary course of our business, but we do not believe that any of these claims or proceedings will have a material effect on our business, financial condition or results of operations.

Section 16(a) Beneficial Ownership Reporting Compliance

Based solely upon a review of Forms 3, 4 and 5 and amendments thereto furnished to us during and for 2022, all Forms 3, 4 and 5 required to be filed during 2022 by our Directors and executive officers were timely filed, except for one Form 4 filed late by our CFO.

COMPENSATION DISCUSSION AND ANALYSIS

We believe that a strong management team comprised of highly talented individuals in key positions is critical to our ability to deliver sustained growth and profitability, and our executive compensation program is an important tool for attracting and retaining such individuals. We also believe that our people are our most important resource. While some companies may enjoy an exclusive or limited franchise or are able to exploit unique assets or proprietary technology, we depend fundamentally on the skills, relationships, energy, and dedication of our employees to drive our business. It is only through their constant efforts that we are able to innovate through the creation of new products and the continual rejuvenation of our product lines, to maintain operating efficiencies, and to develop and exploit marketing channels. With this in mind, we have consistently sought to employ the most talented, accomplished, and energetic people available in the industry. Therefore, we believe it is vital that our named executive officers receive an aggregate compensation package that is both highly competitive with the compensation received by similarly situated executive officers, and also reflective of each individual named executive officer’s contributions to our success on both a long-term and short-term basis. As discussed in greater depth below, the objectives of our compensation program are designed to execute this philosophy by compensating our executives at the top quartile of their peers.

Our executive compensation program is designed with three main objectives:

●	to offer a competitive total compensation opportunity that will allow us to continue to retain and motivate highly talented individuals to fill key positions;

●	to align a significant portion of each executive’s total compensation with our annual performance and the interests of our stockholders; and

●	reflect the qualifications, skills, experience and responsibilities of our executives.

Administration and Process

Our executive compensation program is administered by the Compensation Committee. The Compensation Committee receives legal advice from our outside general counsel and in previous years has retained a compensation consulting firm, such as Willis Towers Watson (“WTW”) and Lipis Consulting, Inc. (“LCI”), which provides advice directly to the Compensation Committee. Historically, the base salary, bonus structure and long-term equity compensation of our executive officers are governed by the terms of their individual employment agreements (see “Employment Agreements and Termination of Employment Arrangements”), and we expect that to continue in the future. With respect to our chief executive officer and president and our chief operating officer, the Compensation Committee establishes target performance levels for incentive bonuses based on a number of factors that are designed to further our executive compensation objectives, including our performance, the compensation received by similarly-situated executive officers at peer group companies, the conditions of the markets in which we operate and the relative earnings performance of peer group companies. The chief financial officer also received a bonus based upon performance criteria established by the Compensation Committee.

Historically, factors given considerable weight in establishing bonus performance criteria are Net Sales, Adjusted EPS, which is the net income per share of our common stock calculated on a fully-diluted basis in accordance with GAAP, and Adjusted EBITDA applied on a basis consistent with past periods, as adjusted in the sole discretion of the Compensation Committee to take account of extraordinary or special items.

On September 27, 2021, the Company amended the employment agreements between the Company and each of Mr. Stephen G. Berman, our Chief Executive Officer, Mr. John (a/k/a Jack) McGrath, our Chief Operating Officer, and Mr. John Kimble, our Chief Financial Officer. The purpose of the amendments was to change the issuance, past and future, of all restricted stock awards to restricted stock units. All other material terms of the respective employment agreements remain the same, including without limitation, the terms of all such grants including the timing of all vesting periods and the vesting benchmarks.

The current employment agreements with our named executive officers also give the Compensation Committee the authority to award additional compensation to each of them as it determines in the Committee’s sole discretion based upon criteria it establishes.

The Compensation Committee also annually reviews the overall compensation of our named executive officers for the purpose of determining whether discretionary bonuses should be granted. The Compensation Committee annually reviews the base salaries, annual bonuses, total cash compensation, long-term compensation, and total compensation of our senior executive officers.

Our executive officers receive base salary pursuant to the terms of their employment agreement. Mr. Berman has been an executive officer at least since his entry into his employment agreement in 2010, Mr. McGrath became an executive officer on August 23, 2011 pursuant to the terms of an amendment to his employment agreement, and Mr. Kimble became an executive officer when he entered into a letter employment agreement on November 20, 2019.

The Compensation Committee also annually reviews the overall compensation of our named executive officers for the purpose of determining whether discretionary bonuses should be granted. The Compensation Committee did not consult with, or retain, a compensation consultant in 2022.

Peer Group

Historically, one of the factors considered by the Compensation Committee is the relative performance and the compensation of executives of peer group companies, which are comprised of a group of companies selected in conjunction with WTW that we believe provides relevant comparative information and represent a cross-section of publicly-traded companies with product lines and businesses similar to our own throughout the comparison period. The composition of the peer group was reviewed annually and adjusted as circumstances warrant. However, for the last few fiscal years we have moved away from this practice as we shifted our focus to performance versus established benchmarks, as described above.

Elements of Executive Compensation

The compensation packages for the Company’s senior executives have both performance-based and non-performance-based elements. Based on its review of each named executive officer’s total compensation opportunities and performance, and the Company’s performance, the Compensation Committee determines each year’s compensation in the manner that it considers to be most likely to achieve the objectives of our executive compensation program. The specific elements, which include base salary, annual cash incentive compensation and long-term equity compensation, are described below.

The Compensation Committee has negative discretion to adjust performance results used to determine annual incentive and the vesting schedule of long-term incentive payouts to the named executive officers and has discretion to grant bonuses even if the performance targets were not met.

Base Salary

Our executive officers receive base salary pursuant to the terms of their employment agreement. Mr. Berman has been an executive officer at least since his entry into his employment agreement in 2010, Mr. McGrath became an executive officer on August 23, 2011 pursuant to the terms of an amendment to his employment agreement, and Mr. Kimble became an executive officer when he entered into a letter employment agreement on November 20, 2019.

Pursuant to the terms of their employment agreements as in effect on December 31, 2013, Messrs. Berman and McGrath each receive a base salary which is increased automatically each year by at least $25,000 for Mr. Berman and $15,000 for Mr. McGrath. Any further increase in base salary, as the case may be above the contractually required minimum increase, is determined by the Compensation Committee based on the Committee’s analysis of a combination of two factors: the salaries paid in peer group companies to executives with similar responsibilities, and evaluation of the executive’s unique role, job performance and other circumstances. Evaluating both of these factors allows us to offer a competitive total compensation value to each individual named executive officer that takes into account the unique attributes of and circumstances relating to each individual and marketplace factors. This approach has allowed us to continue to meet our objective of offering a competitive total compensation value and attracting and retaining key personnel. Based on its review of these factors, the Compensation Committee determined not to increase the base salary of each of Messrs. Berman and McGrath above the contractually required minimum increase in 2017-2019 as unnecessary to maintain our competitive total compensation position in the marketplace. Pursuant to the 2019 and 2023 amendments to his employment agreement, Mr. Berman’s base salary as of August 9, 2019 was increased to $1,700,000 and to $1,800,000 as of January 1, 2023. Going forward, annual increases will be established by the Compensation Committee, with minimum annual increases of $25,000. In 2021, Mr. McGrath’s base salary, commencing January 1, 2022, was set at $520,000. On February 18, 2021, Mr. Kimble’s base salary was set at $520,000 with an annual increases of 4% commencing January 1, 2022.

Annual Cash Incentive Compensation

The function of the annual cash bonus is to establish a direct correlation between the annual incentives awarded to the participants and our financial performance. This purpose is in keeping with our compensation program’s objective of aligning a significant portion of each executive’s total compensation with our annual performance and the interests of our shareholders.

The employment agreements in effect during 2019 for Messrs. Berman, McGrath and Kimble provided for an incentive bonus award (payable in cash and restricted stock for Messrs. Berman and McGrath, and in cash and restricted stock units for Mr. Kimble) based on a percentage of each participant’s base salary if the performance goals set by the Compensation Committee are met for that year. The employment agreements for Messrs. Berman and McGrath mandated that the specific criteria to be used is growth in net sales, EBITDA and total shareholder return, and the Committee sets the various target thresholds to be met to earn increasing amounts of the bonus up to a maximum of 300% of base salary for Mr. Berman and 125% for Messrs. McGrath and Kimble, although the Compensation Committee has the ability to increase the maximum in its discretion. The employment agreement for Mr. Kimble provides for the criteria to be similar to Mr. McGrath’s. Commencing in 2012, the Committee is required to meet to establish criteria for earning the annual performance bonus (and with respect to Mr. Berman, any additional annual performance bonus) during the first quarter of the year. As described elsewhere herein, Mr. Berman’s employment agreement was further amended in 2016, 2019, 2021, 2022 and 2023, Mr. McGrath’s employment agreement was further amended in 2011, 2019 and 2021 and Mr. Kimble’s employment agreement was amended in 2021 and 2022.

The employment agreements in effect on January 1, 2017 for Messrs. Berman, McGrath and in 2019 for Mr. Kimble, contemplated that the Compensation Committee may grant discretionary bonuses in situations where, in its sole judgment, it believes they are warranted. The Committee approaches this aspect of the particular executive’s compensation package by looking at the other components of the executive’s aggregate compensation and then evaluating if any additional compensation is appropriate to meet our compensation goals. The Committee approved discretionary bonuses of $750,000 and $138,000 to Messrs. Berman and McGrath, respectively, for 2019. Mr. Kimble received a $100,000 discretionary bonus for 2020 and $284,685 for 2021. No discretionary bonuses were awarded for 2022 to any executive officer.

Long-Term Compensation

Long-term compensation is an area of particular emphasis in our executive compensation program because we believe that these incentives foster the long-term perspective necessary for our continued success. This emphasis is in keeping with our compensation program objective of aligning a significant portion of each executive’s total compensation with our long-term performance and the interests of our shareholders.

Historically, our long-term compensation program has focused on the granting of stock options that vested over time. However, commencing in 2006 we began shifting the emphasis of this element of compensation, and we currently favor the issuance of restricted stock awards or units. The Compensation Committee believes that the award of full-value shares that vest over time is consistent with our overall compensation philosophy and objectives, as the value of the restricted stock and units vary based upon the performance of our common stock, thereby aligning the interests of our executives with our shareholders. The Committee has also determined that awards of restricted stock awards and units are anti-dilutive as compared to stock options inasmuch as it feels that less restricted awards have to be granted to match the compensation value of stock options.

Mr. Berman’s 2010 amended and restated employment provided for annual grants of $500,000 of restricted stock which vest in equal annual installments through January 1, 2017, which was one year following the life of the agreement, subject to meeting the 3% vesting condition, as defined in the agreement. As described in greater detail below, pursuant to the 2012 amendment, commencing in 2013, this bonus changed to $3,500,000 of restricted stock, part of which vests over four years and part of which are subject to performance milestones with cliff vesting spread out over three years. Mr. McGrath’s amended employment agreement provides for annual grants of $75,000 of restricted stock which vests in equal installments over three years subject to meeting certain EPS milestones. As explained in greater detail below (see “Employment Agreements and Termination of Employment Arrangement”), it was changed to $1,000,000 of restricted stock effective January 1, 2017 subject in part to time vesting over four years and in part to performance milestones with cliff vesting spread over three years. Mr. Novak’s employment agreement provided for annual grants of $750,000 of RSUs subject in part to time vesting over three years and in part to performance milestones with cliff vesting spread over three years. Mr. Kimble’s employment agreement provided for a grant of $250,000 of RSU for the initial year and annual grants of $500,000 of RSUs thereafter subject in part to time vesting over three years and in part to performance milestones with cliff vesting spread over three years. The milestone targets for each of these employment agreements are established by the Compensation Committee during the first quarter of each year. The Company did not meet the vesting requirements contained in any of the employment agreements for 2020, so both Messrs. Berman and McGrath forfeited their stock awards for that year, while some of the vesting requirements were met in 2021 with some awards vesting and others being forfeited. As explained in greater detail below (see “Employment Agreements and Termination of Employment Arrangements”), the employment agreements for Messrs. Berman and McGrath also provide for an annual performance bonus based upon net revenue and EBITDA criteria, payable through the issuance of RSUs. Commencing in 2012 for Mr. Berman and 2017 for Mr. McGrath and 2021 for Mr. Kimble, the criteria for earning such bonus are to be established by the Compensation Committee. This bonus, if earned, is payable in shares of restricted common stock. Messrs. Berman and McGrath earned 75% of the bonus based upon EBITDA criteria in 2020 and 2021; and Mr. Kimble earned 75% of the bonus based upon EBITDA criteria in 2021. Mr. Kimble earned 100% of the bonus based upon EBITDA, 50% of the bonus based upon Net Revenue and 100% of the bonus based upon Total Shareholder Return criteria in 2022

Mr. Berman’s and McGrath's employment agreement also provide for an additional bonus solely in the discretion of the Compensation Committee. After a review of all of the factors discussed above, the Compensation Committee determined that, in keeping with our compensation objectives, Mr. Berman and McGrath were not awarded any discretionary cash bonuses for 2020, 2021 and 2022. Mr. Kimble received a $100,000 discretionary cash bonus for 2020, a $284,685 discretionary cash bonus for 2021 and no discretionary bonus for 2022.

On September 27, 2021, we amended the employment agreements of all of our executive officers, to change the issuance, past and future, of all restricted stock awards to restricted stock units. All other material terms of the respective employment agreements remain the same, including without limitation, the terms of all such grants including the timing of all vesting periods and the vesting benchmarks.

Other Benefits and Perquisites

Our executive officers participate in the health and dental coverage, life insurance, paid vacation and holidays, 401(k) retirement savings plans and other programs that are generally available to all of the Company’s employees.

The provision of any additional perquisites to each of the named executive officers is subject to review by the Compensation Committee. Historically, these perquisites include payment of an automobile allowance and matching contributions to a 401(k) defined contribution plan. In 2020 - 2022, the named executive officers were granted the following perquisites: automobile allowance and 401(k) plan matching contribution for Messrs. Berman, McGrath and Kimble; and a life insurance benefit for Mr. Berman. We value perquisites at their incremental cost in accordance with SEC regulations.

We believe that the benefits and perquisites we provide to our named executive officers are within competitive practice and customary for executives in key positions at comparable companies. Such benefits and perquisites serve our objective of offering competitive compensation that allows us to continue to attract, retain and motivate highly talented people to these critical positions, ultimately providing a substantial benefit to our shareholders.

Change of Control/Termination Agreements

We recognize that, as with any public company, it is possible that a change of control may take place in the future and that the threat or occurrence of a change of control can result in significant distractions of key management personnel because of the uncertainties inherent in such a situation. We further believe that it is essential and in the best interests of the Company and our shareholders to retain the services of our key management personnel in the event of the threat or occurrence of a change of control and to ensure their continued dedication and efforts in such event without undue concern for their personal financial and employment security. In keeping with this belief and its objective of retaining and motivating highly talented individuals to fill key positions, which is consistent with our general compensation philosophy, the employment agreement for named chief executive officers contain provisions which guarantee specific payments and benefits upon a termination of employment without good reason following a change of control of the Company. In addition, the employment agreements also contain provisions providing for certain lump-sum payments if the executive is terminated without “cause” or if we materially breach the agreement leading the affected executive to terminate the agreement for good reason, as applicable.

Additional details of the terms of the change of control agreements and termination provisions outlined above are provided below.

Compensation Risk Management

As part of its annual review of our executive compensation program, the Compensation Committee reviews with management the design and operation of our incentive compensation arrangements for senior management, including executive officers, to determine if such programs might encourage inappropriate risk-taking that could have a material adverse effect on the Company. The Committee considers, among other things, the features of the Company’s compensation program that are designed to mitigate compensation-related risk, such as the performance objectives and target levels for incentive awards (which are based on overall Company performance), and its compensation recoupment policy. The Compensation Committee also considers our internal control structure which, among other things, limits the number of persons authorized to execute material agreements, requires approval of our Board of Directors for matters outside of the ordinary course and its whistle blower program. Based upon the above, the Committee concluded that any risks arising from the Company’s compensation plans, policies and practices are not reasonably likely to have a material adverse effect on the Company.

Impact of Shareholder Advisory Vote

At our 2022 annual meeting, our shareholders approved our current executive compensation with a majority of all shares actually voting on the issue affirmatively giving their approval. Accordingly, we believe that this vote ratifies our executive compensation philosophy and policies, as currently adopted and implemented, and we intend to continue such philosophy and policies.

Pay Ratio Disclosure Rule

Pursuant to a mandate of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd – Frank Act”), the SEC adopted a rule requiring annual disclosure of the ratio of the median employee’s annual total compensation to the total annual compensation of the principal executive officer ("PEO"). Our PEO is Mr. Berman. Our calculation of the ratio of the median employee compensation to our PEO’s compensation for the year ended December 31, 2022 is set forth below.

Median Employee total annual compensation (excluding Mr. Berman)	$84,235
Mr. Berman’s total annual compensation	$8,362,186
Ratio of PEO to Median Employee Compensation	1.0%

Mr. Berman’s total annual compensation used in the calculation above represents the gross amount reported on Form W-2 for 2022. This amount differs from the 2022 amount of $13.1 million shown on the Summary Compensation Table. The Summary Compensation table includes $5.7 million of restricted stock awards granted on January 1, 2022, none of which were earned and vested as of December 31, 2022. The total amount of compensation earned by Mr. Berman in 2022 related to vested restricted stock awards and included in his total annual compensation above approximately $1.0 million.

In determining the median employee, a listing was prepared of all employees that received compensation for the year ended December 31, 2022. The median amount was selected from the annualized list. As of December 31, 2022, the Company employed 622 persons, of which 265 are based outside of the United States.

Summary Compensation Table – 2021-2022

							Change in
							Pension
							Value and
						Non-Equity	Nonqualified
				Stock	Option	Incentive Plan	Deferred	All Other
Name and		Salary	Bonus	Awards	Awards	Compensation	Compensation	Compensation	Total
Principal Position	Year	($)	($)	($) (1)	($)	($)	Earnings ($)	($) (2)	($)
Stephen G. Berman	2022	1,741,267	5,548,203	5,726,466	—	—	—	71,478	13,087,414
Chief Executive Officer,	2021	1,724,735	4,221,130	425,402	—	—	—	62,408	6,433,675
President and Secretary

John J. McGrath	2022	520,000	733,022	519,999	—	—	—	43,446	1,816,467
Chief Operating Officer	2021	750,000	780,498	141,801	—	—	—	42,696	1,714,995

John L. Kimble	2022	540,800	753,822	1,352,005	—	—	—	42,046	2,688,673
Executive Vice President	2021	516,667	785,298	—	—	—	—	40,296	1,342,261
and Chief Financial Officer

(1)

For Mr. Berman, the grant-date fair value of the awards assuming 100% achievement of the applicable performance conditions totaled the lesser of (a) $3.5 million in value (based on the closing price of a share of Common Stock on the last business day of the prior year), or (b) 2.25% of outstanding shares of Common Stock in 2022 and 2021, respectively. For Mr. McGrath, the grant-date fair value of the awards assuming 100% achievement of the applicable performance conditions totaled the lesser of (a) $0.5 million in value (based on the closing price of a share of Common Stock on the last business day of the prior year), or (b) 1.05% of outstanding shares of Common Stock in 2022 and 2021, respectively. For Mr. Kimble the grant-date fair value of the awards assuming 100% achievement of the applicable performance conditions totaled $540,800 and $520,000 in 2022 and 2021. The awards to Mr. Berman and Mr. McGrath are capped at the amount of available shares in the Plan.

(2)

Represents automobile allowances paid in the amount of $22,528 and $22,643 for Mr. Berman for 2022 and 2021, respectively, $14,400 for Mr. McGrath for 2022 and 2021, respectively, and $13,000 and $12,000 for Mr. Kimble for 2022 and 2021, respectively. The amounts include matching contributions made by us to the Named Executive Officer’s 401(k) defined contribution plan in the amount of $15,250 and $14,500, respectively, for 2022 and 2021, for Mr. Berman. The amounts include matching contributions made by us to the Named Executive Officer’s 401(k) defined contribution plan in the amount of $15,250 and $14,500, respectively, for 2022 and 2021, for Mr. McGrath. The amounts include matching contributions made by us to the Named Executive Officer’s 401(k) defined contribution plan in the amount of $15,250 and $14,500, respectively, for 2022 and 2021, for Mr. Kimble. The amounts include $33,700 and $25,265 related to a life insurance policy for Mr. Berman in 2022 and 2021, respectively. See “Employee Pension Plan.”. The amounts include $13,796 and $13,796 related to Executive allowance for Mr. McGrath in 2022 and 2021, respectively. The amounts include $13,796 and $13,796 related to Executive allowance for Mr. Kimble in 2022 and 2021, respectively.

The following table sets forth certain information regarding all equity-based compensation awards outstanding as of December 31, 2022 by the Named Officers:

Outstanding Equity Awards At Fiscal Year-end

Option Awards						Stock Awards / Units
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($) (1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Stephen G. Berman	—	—	—	—	—	512,250	8,959,253	—	—

John J. McGrath	—	—	—	—	—	88,142	1,541,604	—	—

John L. Kimble	—	—	—	—	—	168,699	2,950,546	—	—

(1)	The product of (x) $17.49 (the closing sale price of the common stock on December 31, 2022) multiplied by (y) the number of unvested restricted shares or units outstanding.

The following table sets forth certain information regarding amount realized upon the vesting and exercise of any equity-based compensation awards during 2022 by the Named Executive Officers:

Options Exercises And Stock Vested-2022

	Option Awards		Stock Awards / Units
	Number of	Value	Number of
	Shares	Realized on	Shares	Value
	Acquired on	Exercise	Acquired on	Realized on
Name	Exercise (#)	($)	Vesting (#)	Vesting ($)
Stephen G. Berman	—	—	51,459	522,823

John J. McGrath	—	—	15,529	157,775

John L. Kimble	—	—	25,319	469,414

Potential Payments upon Termination or Change in Control

The following tables describe potential payments and other benefits that would have been received by each Named Officer at, following or in connection with any termination, including, without limitation, resignation, severance, retirement or a constructive termination of such Named Officer, or a change in control of our Company or a change in such Named Officer’s responsibilities on December 31, 2022. The potential payments listed below assume that there is no earned but unpaid base salary on December 31, 2022.

Stephen G. Berman

							Involuntary
						Termination	Termination
		Quits For	Upon	Upon	Termination	For	In Connection
	Upon	“Good Reason”	Death	“Disability”	Without	“Cause”	with Change
	Retirement	(3)	(4)	(5)	“Cause”	(6)	of Control (7)
Base Salary	$—	$7,100,000	$—	$—	$7,100,000	$—	$13,421,243	(8)
Restricted Stock Units (1)	—	8,959,253	—	—	8,959,253	—	8,959,253
Annual Cash Incentive Award (2)	—	—	—	—	—	—	—

(1) The product of (x) $17.49 (the closing sale price of the common stock on December 31, 2022) multiplied by (y) the number of unvested restricted shares outstanding.
(2) Assumes that if the Named Officer is terminated on December 31, 2022, they were employed through the end of the incentive period and no bonus was earned and unpaid.

(3) Defined as (i) our violation or failure to perform or satisfy any material covenant, condition or obligation required to be performed or satisfied by us, or (ii) the material change in the nature, titles or scope of the duties, obligations, rights or powers of the Named Officer’s employment resulting from any action or failure to act by us.

(4) Under the terms of Mr. Berman’s employment agreement (see “Employment Agreements”), the provision of health care coverage for Mr. Berman’s children will continue until they reach the maximum age at which a child can be covered as a matter of law under a parent’s policy in the event of his death during the term of his employment agreement.

(5) Defined as the Named Officer’s inability to perform his duties by reason of any disability or incapacity (due to any physical or mental injury, illness or defect) for an aggregate of 180 days in any consecutive 12-month period.

(6) Defined as (i) the Named Officer’s conviction of, or entering a plea of guilty or nolo contendere (which plea is not withdrawn prior to its approval by the court) to, a felony offense and either the Named Officer’s failure to perfect an appeal of such conviction prior to the expiration of the maximum period of time within which, under applicable law or rules of court, such appeal may be perfected or, if he does perfect such an appeal, the sustaining of his conviction of a felony offense on appeal; or (ii) the determination by our Board of Directors, after due inquiry, based upon convincing evidence, that the Named Officer has:

(A) committed fraud against, or embezzled or misappropriated funds or other assets of, our Company (or any subsidiary);

(B) violated, or caused our Company (or any subsidiary) or any of our officers, employees or other agents, or any other individual or entity to violate, any material law, rule, regulation or ordinance, or any material written policy, rule or directive of our Company or our Board of Directors;

(C) willfully, or because of gross or persistent inaction, failed properly to perform his duties or acted in a manner detrimental to, or adverse to our interests; or

(D) violated, or failed to perform or satisfy any material covenant, condition or obligation required to be performed or satisfied by him under his employment agreement with us; and that, in the case of any violation or failure referred to in clause (B), (C) or (D), above, such violation or failure has caused, or is reasonably likely to cause, us to suffer or incur a substantial casualty, loss, penalty, expense or other liability or cost.

(7) Section 280G of the Code disallows a company’s tax deduction for what are defined as “excess parachute payments” and Section 4999 of the Code imposes a 20% excise tax on any person who receives excess parachute payments. As discussed above, Mr. Berman is entitled to certain payments upon termination of his employment, including termination following a change in control of our Company. Under the terms of his employment agreement (see “Employment Agreements”), Mr. Berman is entitled to the full amount of the payments and benefits payable in the event of a Change in Control (as defined in the employment agreement) even if it triggers an excise tax imposed by the tax code if the net after-tax amount would still be greater than reducing the total payments and benefits to avoid such excise tax.

(8) Under the terms of Mr. Berman’s employment agreement (see “Employment Agreements”), if a change of control occurs and within two years thereafter Mr. Berman is terminated without “Cause” or quits for “Good Reason,” then he has the right to receive a payment equal to 2.99 times his then current base amount as defined in section 280(G) of the Code (which was $4,488,710 in 2022) and continued health care coverage.

John J. McGrath

							Involuntary
						Termination	Termination
		Quits For		Upon	Termination	For	In Connection
	Upon	“Good Reason”	Upon	“Disability”	Without	“Cause”	with Change
	Retirement	(3)	Death	(4)	“Cause”	(5)	of Control (6)
Base Salary	$—	$520,000	$—	$—	$520,000	$—	$1,040,000
Restricted Stock Units (1)	—	1,541,604	—	—	1,541,604	—	1,541,604
Annual Cash Incentive Award (2)	—	—	—	—	—	—	—

(1) The product of (x) $17.49 (the closing sale price of the common stock on December 31, 2022) multiplied by (y) the number of unvested restricted shares outstanding.
(2) Assumes that if the Named Officer is terminated on December 31, 2022, they were employed through the end of the incentive period and no bonus was earned and unpaid.

(3) Defined as following a Change of Control (i) any material reduction of the Named Officer’s base salary, (ii) relocation of the Named Officer’s principal place of employment by more than thirty miles, or (iii) the material change in the nature, titles or scope of the duties, obligations, rights or powers of the Named Officer’s employment resulting from any action or failure to act by us.

(4) Defined as a Named Officer’s inability to perform his duties by reason of any disability or incapacity (due to any physical or mental injury, illness or defect) for an aggregate of 90 days in any consecutive 12-month period.

(5) Defined as (i) the Named Officer’s conviction of, or entering a plea of guilty or nolo contendere (which plea is not withdrawn prior to its approval by the court) to, a felony offense or other crime and either the Named Officer’s failure to perfect an appeal of such conviction prior to the expiration of the maximum period of time within which, under applicable law or rules of court, such appeal may be perfected or, if he does perfect such an appeal, the sustaining of his conviction of a felony offense on appeal; or (ii) the determination by our Board of Directors, after due inquiry, based on convincing evidence, that the Named Officer has:

(A) committed fraud against, or embezzled or misappropriated funds or other assets of, our Company (or any subsidiary);

(B) violated, or caused our Company (or any subsidiary) or any of our officers, employees or other agents, or any other individual or entity to violate, any material law, rule, regulation or ordinance, or any material written policy, rule or directive of our Company or our Board of Directors;

(C) willfully, or because of gross or persistent inaction, failed properly to perform his duties or acted in a manner detrimental to, or adverse to our interests; or

(D) violated, or failed to perform or satisfy any material covenant, condition or obligation required to be performed or satisfied by him under his employment agreement with us; and that, in the case of any violation or failure referred to in clause (B), above, such violation is reasonably expected to have a significant detrimental effect on our Company (or any subsidiary).

(6) Under the terms of Mr. McGrath’s employment agreement (see “Employment Agreements”), if a change of control occurs and within one year thereafter Mr. McGrath is terminated without “Cause” or quits for “Good Reason”, then he has the right to receive a payment equal to the greater of two times his then current base salary or the payments due for the remainder of the term of his employment agreement.

John L. Kimble

							Involuntary
						Termination	Termination
		Quits For			Termination	For	In Connection
	Upon	“Good Reason”	Upon	Upon	Without	“Cause”	with Change
	Retirement	(3)	Death	“Disability”	“Cause”	(4)	of Control (5)
Base Salary	$—	$2,163,200	$—	$—	$2,163,200	$—	$1,081,600
Restricted Stock Units (1)	—	2,950,546	—	—	2,950,546	—	2,950,546
Annual Cash Incentive Award (2)	—	—	—	—	—	—	—

(1) The product of (x) $17.49 (the closing sale price of the common stock on December 31, 2022) multiplied by (y) the number of unvested restricted shares outstanding.
(2) Assumes that if the Named Officer is terminated on December 31, 2022, they were employed through the end of the incentive period and no bonus was earned and unpaid.

(3) Defined as (i) any material reduction of the Named Officer’s base salary, (ii) relocation of the Named Officer’s principal place of employment by more than thirty miles, or (iii) the material change in the nature, titles or scope of the duties, obligations, rights or powers of the Named Officer’s employment resulting from any action or failure to act by us.

(4) Defined as (i) the Named Officer’s conviction of, or entering a plea of guilty or nolo contendere (which plea is not withdrawn prior to its approval by the court) to, a felony offense and either the Named Officer’s failure to perfect an appeal of such conviction prior to the expiration of the maximum period of time within which, under applicable law or rules of court, such appeal may be perfected or, if he does perfect such an appeal, the sustaining of his conviction of a felony offense on appeal; or (ii) the determination by our Board of Directors, after due inquiry, based on convincing evidence, that the Named Officer has:

(A) committed fraud against, or embezzled or misappropriated funds or other assets of, our Company (or any subsidiary);

(B) violated, or caused our Company (or any subsidiary) or any of our officers, employees or other agents, or any other individual or entity to violate, any material law, rule, regulation or ordinance, or any material written policy, rule or directive of our Company or our Board of Directors;

(C) willfully, or because of gross or persistent inaction, failed properly to perform his duties or acted in a manner detrimental to, or adverse to our interests; or

(D) violated, or failed to perform or satisfy any material covenant, condition or obligation required to be performed or satisfied by him under his employment agreement with us; and that, in the case of any violation or failure referred to in clause (B), (C) or (D), above, such violation or failure has caused, or is reasonably likely to cause, us to suffer or incur a substantial casualty, loss, penalty, expense or other liability or cost.

(5) Under the terms of Mr. Kimble’s employment agreement (see “Employment Agreements”), if a change of control occurs and within one year thereafter Mr. Kimble is terminated without “Cause” or quits for “Good Reason”, then he has the right to receive a payment equal to two times his then current base salary.

Compensation of Directors

Analogous to our executive compensation philosophy, it is our desire to similarly compensate our non-employee Directors for their services in a way that will serve to attract and retain highly qualified members of the Board. As changes in securities laws require greater involvement by, and places additional burdens on, a company’s Directors, it becomes even more necessary to locate and retain highly qualified Directors.

In August 2019, following the Recapitalization, our Board of Directors changed the compensation payable to non-employee Directors to provide that (i) each director receives an annual cash fee of $100,000 paid quarterly, (ii) each member of a Committee receives an annual cash fee of $5,000, (iii) the chair of the Audit Committee receives an additional cash fee of $15,000 and (iv) the chair of the other Committees receives an additional $10,000. Mr. Winkler, pursuant to the internal rules of his employer, does not receive any fees as a director.

In February 2010, our Board determined the terms for the minimum shareholding requirements. Pursuant to the new minimum shareholding requirements, in order for a director to sell shares, such director will be required to hold shares with a value equal to at least two times the average annual cash stipend paid to the director during the prior two calendar years. To illustrate: if an average Director wishes to sell shares in 2023, he/she will have to hold shares with a market value of at least $199,667 prior to and following any sale of shares calculated as of the date of the sale, such $199,667 minimum calculated by taking the average cash stipend of $99,833 paid during the prior two years multiplied by two.

The following table sets forth the compensation earned by our non-employee Directors for our fiscal year ended December 31, 2022:

Director Compensation

						Change in
						Pension Value
						and
		Fees			Non-Equity	Nonqualified
		Earned			Incentive	Deferred
		or Paid in	Stock	Option	Plan	Compensation	All Other
		Cash	Awards	Awards	Compensation	Earnings	Compensation	Total
Name	Year	($)	($)	($)	Incentive	($)	($)	($)
Alexander Shoghi	2022	125,000	—	—	—	—	—	125,000
Zhao Xiaoqiang	2022	100,000	—	—	—	—	—	100,000
Joshua Cascade	2022	105,000	—	—	—	—	—	105,000
Carole Levine	2022	105,000	—	—	—	—	—	105,000
Lori J. MacPherson	2022	105,000	—	—	—	—	—	105,000

Employment Agreements and Termination of Employment Arrangements

We entered into an amended and restated employment agreement with Mr. Berman on November 11, 2010. We entered into an amended employment agreement with Mr. McGrath on August 23, 2011 when he became our Chief Operating Officer. We entered into a new employment agreement with Mr. Kimble on November 20, 2019 when he became our Chief Financial Officer.

On June 7, 2016, we amended the employment agreement between us and Mr. Berman, our Chairman, CEO and President, and entered into Amendment Number Two to Mr. Berman’s Second Amended and Restated Employment Agreement dated November 11, 2010 (the “Employment Agreement”). The terms of Mr. Berman’s Employment Agreement have been amended as follows: (i) extension of the term until December 31, 2020; (ii) increase of Mr. Berman’s Base Salary to $1,450,000 effective June 1, 2016, subject to annual increases thereafter as determined by the Compensation Committee, with annual minimum increases of $25,000 commencing January 1, 2017; (iii) modification of the performance and vesting standards for each $3.5 million Annual Restricted Stock Grant (“Annual Stock Grant”) provided for under Section 3(b) of the Employment Agreement, effective as of January 1, 2017, so that 40% ($1.4 million) of each Annual Stock Grant will be subject to time vesting in four equal annual installments over four years and 60% ($2.1 million) of each Annual Stock Grant will be subject to three year “cliff vesting” (i.e. payment is based upon performance at the close of the three year performance period), with vesting of each Annual Stock Grant determined by the following performance measures: (a) total shareholder return as compared to the Russell 2000 Index (weighted 50%), (b) net revenue growth as compared to our peer group (weighted 25%) and (c) EBITDA growth as compared to our peer group (weighted 25%); (iv) modification of the performance measures for award of the Annual Performance Bonus equal to up to 300% of Base Salary (“Annual Bonus”) provided for under Section 3(d) of the Employment Agreement, effective as of January 1, 2017, so that the performance measures will be based only upon net revenues and EBITDA, each performance measure weighted 50%, and with the specific performance criteria applicable to each Annual Bonus determined by the Compensation Committee during the first quarter of each fiscal year; and (v) provision of health and dental insurance coverage for Mr. Berman’s children in the event of his death during the term of the Employment Agreement.

On August 9, 2019, we further amended Mr. Berman’s Employment Agreement as follows: (i) increase of Mr. Berman’s Base Salary to $1,700,000, effective immediately; (ii) addition of a 2020 performance bonus opportunity in a range between twenty-five percent (25%) and three hundred percent (300%) of Base Salary, based upon the level of EBITDA achieved for the fiscal year, as determined by the Compensation Committee, and subject to additional terms and conditions as set forth therein; (iii) addition of a special sale transaction bonus equal to $1,000,000 if we enter into and consummate a Sale Transaction on or before February 15, 2020, subject to additional terms and conditions as set forth therein; (iv) modification of the Berman Annual Stock Grant provided for under section 3(b) of the Employment Agreement, effective as of January 2020, so that the number of shares of Restricted Stock granted pursuant to the Berman Annual Stock Grant equal the lesser of (a) $3,500,000 in value (based on the closing price of a share of Common Stock on December 31, 2019), or (b) 1.5% of outstanding shares of Common Stock, which shall vest in four equal installments on each anniversary of grant; (v) waiver of certain “Change of Control”, Liquidity Event, and other provisions under the Employment Agreement with respect to certain Specified Transactions; and (vi) modification of the definition of “Good Reason Event” to include a change in membership of the Board such that following such change, a majority of the directors are not Continuing Directors. All capitalized terms used but not defined in the previous sentence have the meanings ascribed thereto in the Employment Agreement, as amended by the third amendment.

On November 18, 2019, we further amended Mr. Berman’s Employment Agreement as follows: (i) to extend the term of the Employment Agreement for an additional year through December 31, 2021; (ii) addition of a 2021 performance bonus opportunity in a range between twenty-five percent (25%) and three hundred percent (300%) of Base Salary, based upon the level of EBITDA achieved for the fiscal year, as determined by the Compensation Committee, which shall be payable in cash and is subject to additional terms and conditions as set forth therein; (iii) modification of the Berman Annual Stock Grant provided for under section 3(b) of the Employment Agreement, effective as of January 2020, so that the number of shares of Restricted Stock granted pursuant to the Berman Annual Stock Grant equal the lesser of (a) $3,500,000 in value (based on the closing price of a share of Common Stock on the last business day of the prior year), or (b) 1.5% of outstanding shares of Common Stock, which shall vest in four equal installments on each anniversary of grant, provided, that no such award under (a) or (b) above shall be made to Executive (and no cash substitute shall be provided to Executive) to the extent shares are not available for grant under the Company’s 2002 Plan as of such date; and, provided, further, that we shall not be obligated to amend the 2002 Plan and/or seek shareholder approval of any amendment to increase the amount of available shares under the 2002 Plan. All capitalized terms used but not defined in the previous sentence have the meanings ascribed thereto in the Employment Agreement, as amended by the fourth amendment.

On February 18, 2021, we further amended Mr. Berman’s Employment Agreement as follows: (i) to extend the Term of the Employment Agreement for an additional three years through December 31, 2024; (ii) addition of a performance bonus opportunity for 2022 – 2024 in a range between twenty-five percent (25%) and three hundred percent (300%) of Base Salary, based upon the level of EBITDA achieved by the Company for the fiscal year, as determined by the Compensation Committee, which shall be payable in cash and is subject to additional terms and conditions as set forth therein; and (iii) modification of the Annual Restricted Stock Grant provided for under section 3(b) of the Employment Agreement, effective as of January 2022, so that the number of shares of Restricted Stock granted pursuant to such Annual Restricted Stock Grant equal the lesser of (a) $3,500,000 in value (based on the closing price of a share of Common Stock on the last business day of the prior year), or (b) 2.25% of outstanding shares of Common Stock, which shall vest in three equal installments on each anniversary of grant, provided, that no such award under (a) or (b) above shall be made to Mr. Berman (and no cash substitute shall be provided to Mr. Berman) to the extent shares are not available for grant under the Plan as of such date; and, provided, further, that the Company shall not be obligated to amend the Plan and/or seek shareholder approval of any amendment to increase the amount of available shares under the Plan. All capitalized terms used but not defined in the previous sentence have the meanings ascribed thereto in the Employment Agreement, as amended by the fifth amendment.

On September 29, 2016, we entered into a Fourth Amendment to the employment agreement between us and Mr. McGrath, dated March 4, 2010 (which was effective January 1, 2010) (the “Employment Agreement”). The terms of Mr. McGrath’s Employment Agreement were amended as follows: (i) extension of the term until December 31, 2020; (ii) modification of the performance and vesting standards for each Annual Restricted Stock Grant (“Annual Stock Grant”) provided for under Section 3(d) of the Employment Agreement, effective as of January 1, 2017, as follows: each Annual Stock Grant will be equal to $1 million, and 40% ($0.4 million) of each Annual Stock Grant will be subject to time vesting in four equal annual installments over four years, and 60% ($0.6 million) of each Annual Stock Grant will be subject to three year “cliff vesting” (i.e. vesting is based upon satisfaction of the performance measures at the close of the three year performance period), determined by the following performance measures: (A) total shareholder return as compared to the Russell 2000 Index (weighted 50%), (B) net revenue growth as compared to our peer group (weighted 25%) and (C) growth in Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) as compared to our peer group (weighted 25%); and (iii) modification of the Annual Performance Bonus (“Annual Bonus”) provided for under Section 3(e) of the Employment Agreement, effective as of January 1, 2017, as follows: the Annual Bonus will be equal to up to 125% of Base Salary, and the actual amount will be determined by performance measures based upon net revenues and EBITDA, each performance measure weighted 50%, and with the specific performance criteria applicable to each Annual Bonus determined by the Compensation Committee during the first quarter of each fiscal year, and payable in cash (up to 100% of Base Salary) and shares of our common stock (any excess over 100% of Base Salary) with the shares of stock vesting over three years in equal quarterly installments.

Effective February 28, 2018, we entered into a Fifth Amendment to Mr. McGrath’s Employment Agreement, to provide that if a change of control occurs and within one year thereafter Mr. McGrath is terminated without “Cause” or quits with “Good Reason”, then he has the right to receive a payment equal to the greater of two times his then current base salary or the payments due for the remainder of the term of his Employment Agreement. The Fifth Amendment amended the definition of “Cause” to mean (i) Mr. McGrath’s conviction of, or entering a plea of guilty or nolo contendere (which plea is not withdrawn prior to its approval by the court) to, a felony offense or other crime and either Mr. McGrath’s failure to perfect an appeal of such conviction prior to the expiration of the maximum period of time within which, under applicable law or rules of court, such appeal may be perfected or, if he does perfect such an appeal, the sustaining of his conviction of a felony offense on appeal; or (ii) the determination by our Board of Directors, after due inquiry, based on convincing evidence, that Mr. McGrath has: (A) committed fraud against, or embezzled or misappropriated funds or other assets of, our Company (or any subsidiary); (B) violated, or caused our Company (or any subsidiary) or any of our officers, employees or other agents, or any other individual or entity to violate, any material law, regulation or ordinance, or any material policy, rule, regulation or practice established by our Company or our Board of Directors; (C) willfully, or because of gross or persistent inaction, failed properly to perform his duties or acted in a manner detrimental to, or adverse to our interests; or (D) violated, or failed to perform or satisfy any material covenant, condition or obligation required to be performed or satisfied by him under his employment agreement with the Company; and that, in the case of any violation or failure referred to in clause (B), above, such violation is reasonably expected to have a significant detrimental effect on our Company (or any subsidiary). The Fifth Amendment provided for definition of the term “Good Reason” to mean i) any material reduction of Mr. McGrath’s base salary, (ii) relocation of Mr. McGrath’s principal place of employment by more than thirty miles, or (iii) the material change in the nature, titles or scope of the duties, obligations, rights or powers of Mr. McGrath’s employment resulting from any action or failure to act by the Company.

Effective December 31, 2019 we amended Mr. McGrath’s employment agreement as follows: (i) to extend the term of the employment agreement for an additional year through December 31, 2021; (ii) a 2020 and 2021 performance bonus opportunity in a range between twenty-five percent (25%) and one hundred twenty-five percent (125%) of Base Salary, based upon the level of EBITDA achieved for the fiscal year, as determined by the Compensation Committee, which shall be payable in cash and is subject to additional terms and conditions as set forth therein; (iii) modification of the McGrath Annual Stock Grant provided for under section 3(d) of his Employment Agreement, effective as of January 2020, so that the number of shares of Restricted Stock granted pursuant to the McGrath Annual Stock Grant equal the lesser of (a) $1,000,000 in value (based on the closing price of a share of Common Stock on the last business day of the prior year), or (b) 0.5% of outstanding shares of Common Stock, which shall vest in four equal installments on each anniversary of grant, provided, that no such award under (a) or (b) above shall be made to Executive (and no cash substitute shall be provided to Executive) to the extent shares are not available for grant under the 2002 Plan as of such date; and, provided, further, that we shall not be obligated to amend the 2002 Plan and/or seek shareholder approval of any amendment to increase the amount of available shares under the 2002 Plan. All capitalized terms used but not defined in the previous sentence have the meanings ascribed thereto in the Employment Agreement, as amended by such amendment.

On June 18, 2021, the Company amended the employment agreement between the Company and Mr. John (a/k/a Jack) McGrath, our Chief Operating Officer, and entered into Amendment No. 7 to Mr. McGrath’s Employment Agreement, dated March 4, 2010 which was effective January 1, 2010 (the “McGrath Employment Agreement”). The terms of Mr. McGrath’s Employment Agreement have been amended as follows: (i) to extend the Term of the McGrath Employment Agreement for an additional two years through December 31, 2023; (ii) to set the Base Salary, effective January 1, 2022, at the rate of $520,000 per annum; (iii) addition of a performance bonus opportunity for fiscal years 2022 and 2023 in a range between twenty-five percent (25%) and one hundred twenty five percent (125%) of Base Salary, based upon the level of EBITDA achieved by the Company for the fiscal year, as determined by the Compensation Committee, which shall be payable in cash and is subject to additional terms and conditions as set forth therein; and (iv) addition of a provision for the issuance on the first business day of each of calendar years 2022 and 2023 of that number of Restricted Stock Units that are equal to the lesser of (A) an amount in value (determined as provided below) equal to Mr. McGrath’s Base Salary then in effect or (B) 1.05% of common shares outstanding of the Company, which shall vest in two equal installments on each anniversary of grant; provided, that no such award shall be made (and no cash substitute shall be provided) to the extent shares are not available for grant under the Company’s 2002 Stock Award and Incentive Plan (as in effect on the date hereof and as subsequently may be amended, from time to time, or any successor plan, the “Plan”) as of such date; and provided, further, that the Company shall not be obligated to amend the Plan and/or seek shareholder approval of any amendment to increase the amount of available shares under the Plan. The number of Shares in each annual grant of Restricted Stock Units will be determined by the closing price of a share of the Company's common stock on December 31, 2021 with respect to the 2022 award, and December 31, 2022 with respect to the 2023 award.

Effective November 20, 2019, we entered into a letter agreement with John L. Kimble (the “Kimble Employment Agreement”). The Kimble Employment Agreement provides that Mr. Kimble will be our Executive Vice President and Chief Financial Officer as an at-will employee at an annual salary of $500,000. Mr. Kimble will also receive a grant of $250,000 restricted stock units (“RSUs”) on the date hereof and annual grants of $250,000 of RSUs for the initial year and $500,000 annual grants of RSUs for every year thereafter. The number of shares in each annual grant of RSUs will be determined by the closing price of our common stock on the last trading day prior to the day of each annual grant. 60% ($150,000 for the first year and $300,000 thereafter) of each annual grant of RSUs will be subject to three year “cliff vesting” (i.e. vesting is based upon performance at the close of the three year performance period), with vesting of each annual grant of RSUs determined by the following performance measures: (i) Total shareholder return as compared to the Russell 2000 Index (weighted 50%); (ii) Net revenue growth as compared to the Company’s peer group (weighted 25%), and (iii) EBITDA growth as compared to the Company’s peer group (weighted 25%). 40% ($100,000 for the first year and $200,000 thereafter) of each annual grant of RSUs will vest in 3 equal annual installments commencing on the first anniversary of the date of grant and on the second and third anniversaries thereafter. The Kimble Employment Agreement also contains provisions relating to benefits, change of control, and an annual performance-based bonus award equal to up to 125% of base salary.

On February 18, 2021, we amended the Kimble Employment Agreement as follows: (i) changing Mr. Kimble’s status from an “employee at will” by providing for a term extending through December 31, 2024; (ii) increase in annual salary to $520,000 effective immediately and annual increases of at least 4% commencing January 1, 2022; (iii) modification of the cash performance bonus opportunity for 2021 – 2024 in a range between twenty-five percent (25%) and one hundred twenty five percent (125%) of Base Salary, based upon the level of EBITDA achieved by the Company for the fiscal year, as determined by the Compensation Committee, which shall be payable in cash and is subject to additional terms and conditions as set forth therein; (iv) modification of the provision of the Kimble Employment Agreement captioned “Restricted Stock Awards”, effective as of January 2022, to provide for the annual grant of a number of shares of Restricted Stock equal to the lesser of (a) Mr. Kimble’s Base Salary in value (based on the closing price of a share of Common Stock on the last business day of the prior year), or (b) 1.05% of outstanding shares of Common Stock, which shall vest in three equal installments on each anniversary of grant, provided, that no such award under (a) or (b) above shall be made to Mr. Kimble (and no cash substitute shall be provided to Mr. Kimble) to the extent shares are not available for grant under the Plan as of such date; and, provided, further, that the Company shall not be obligated to amend the Plan and/or seek shareholder approval of any amendment to increase the amount of available shares under the Plan; and (v) as described above, inasmuch as this first amendment changes Mr. Kimble’s status as an employee at will, the Kimble Employment Agreement has also been revised to include provisions regarding minimum stock ownership requirements, “clawback” provisions and termination provisions for “Cause” and “Good Reason”, all of which new provisions, are similar to the provisions in the employment agreements of the Company’s other executive officers. All capitalized terms used but not defined in the previous sentence have the meanings ascribed thereto in the Kimble Employment Agreement, as amended by the first amendment.

On September 27, 2021, the Company amended the employment agreements between the Company and each of Mr. Stephen G. Berman, our Chief Executive Officer, Mr. John (a/k/a Jack) McGrath, our Chief Operating Officer, and Mr. John Kimble, our Chief Financial Officer. The purpose of the amendments was to change the issuance, past and future, of all restricted stock awards to restricted stock units. All other material terms of the respective employment agreements remain the same, including without limitation, the terms of all such grants including the timing of all vesting periods and the vesting benchmarks.

On October 25, 2022, the Company amended the employment agreement between the Company and Mr. Stephen G. Berman, Chief Executive Officer and President, and entered into Amendment No. 7 to Mr. Berman’s Second Amended and Restated Employment Agreement, dated as of November 11, 2010 (the “Berman Agreement”). The terms of Mr. Berman’s Employment Agreement have been amended as follows: (i) to extend the Terms of the Berman Employment Agreement for an additional two years through December 31, 2026; (ii) addition of a performance bonus opportunity for 2025-2026 in a range between twenty-five percent (25%) and three hundred percent (300%) of Base Salary, based upon the level of EBITDA achieved by the Company for the fiscal year, as determined by the Compensation Committee, which shall be payable in cash and is subject to additional terms and conditions as set forth herein; (iii) provision of an Annual Restricted Stock Unit Grant as provided for under section 3(b) of the Berman Employment Agreement, effective as of January 2025, if a number of shares of Restricted Stock Units granted pursuant to such Annual Restricted Stock Unit Grant equal the lesser of (a) $3,500,000 in value (based on the closing price of a share of Common Stock on the last business day of the prior year), or (b) 2.25% of outstanding shares of Common Stock, which shall vest in three equal installments on each anniversary of grant, provided, that no such award under (a) or (b) above shall be made to Mr. Berman (and no cash substitute shall be provided to Mr. Berman) to the extent shares are not available for grant under the Plan as of such date; and provided, further, that the Company shall not be obligated to amend the Plan and/or seek shareholder approval of any amendment to increase the amount of available shares under the Plan; and (iv) in consideration of Mr. Berman agreeing to extend the term of his employment agreement, a grant of 183,748 Restricted Stock Units, which shall vest in two equal installments of 91,874 Restricted Stock Units each on October 25, 2025 and October 25, 2026 (provided that Executive remains employed by the Company on such date(s), as applicable.) All capitalized terms used but not defined in the two previous sentences have the meanings ascribed thereto in the Berman Employment Agreement, as amended by the seventh amendment.

On October 25, 2022, the Company amended the employment letter agreement between the Company and Mr. John L. Kimble, Chief Financial Officer and Executive Vice President, and entered into Amendment No. 1 to Mr. Kimble’s Letter Employment Agreement, dated as of November 18, 2019 (the “Kimble Employment Agreement”). The terms of Mr. Kimble’s Employment Agreement have been amended as follows: (i) ) to extend the Term of the Kimble Employment Agreement for an additional two years through December 31, 2026; (ii) modification of existing cash performance bonus opportunity for 2023 – 2026 in a range between twenty-five percent (25%) and two hundred percent (200%) of Base Salary, based upon the level of EBITDA achieved by the Company for the fiscal year, as determined by the Compensation Committee, which shall be payable in cash and is subject to additional terms and conditions as set forth therein; (iii) modification of the Kimble Employment Agreement captioned “Restricted Stock Awards”, effective as of January 2023, to provide for the annual grant of a number of shares of Restricted Stock Units equal to the lesser of (a) 150% of Base Salary in value (based on the closing price of a share of Common Stock on the last business day of the prior year), or (b) 1.50% of outstanding shares of Common Stock, which shall vest in three equal installments on each anniversary of grant, provided, that no such award under (a) or (b) above shall be made to Mr. Kimble (and no cash substitute shall be provided to Mr. Kimble) to the extent shares are not available for grant under the Plan as of such date; and, provided, further, that the Company shall not be obligated to amend the Plan and/or seek shareholder approval of any amendment to increase the amount of available shares under the Plan; and (iv) in consideration of Mr. Kimble agreeing to extend the term of his employment agreement, a grant of 41,988 Restricted Stock Units, which shall vest in two equal installments of 20,994 Restricted Stock Units each on October 25, 2025 and October 25, 2026 (provided that Executive remains employed by the Company on such date(s), as applicable.) All capitalized terms used but not defined in the previous sentence have the meanings ascribed thereto in the Kimble Employment Agreement, as amended by the first amendment.

On March 31, 2023, the Company amended the employment agreement between the Company and Mr. Stephen G. Berman, Chief Executive Officer and President, and entered into Amendment No. 8 to the Berman Agreement. The terms of Mr. Berman’s Employment Agreement have been amended to increase Mr. Berman’s Base Salary to an annual rate of $1,800,000, effective January 1, 2023, and for each subsequent calendar year during the Term at an annual rate to be determined by the Compensation Committee of the Company’s Board of Directors, but is at least $25,000 more than the annual rate in the immediately preceding year.

On March 7, 2023, the Company amended the employment agreement between the Company and Mr. John (a/k/a Jack) McGrath, our Chief Operating Officer, and entered into (i) Amendment No. 8 to Mr. McGrath’s Employment Agreement (the “Employment Agreement”), and (ii) an Assignment Agreement with Mr. McGrath (the “Assignment Agreement”). The two Agreements provide that effective January 1, 2024, Mr. McGrath will be assigned to our United Kingdom (“UK”) office as President European Operations at an annual salary of US$500,000. He will no longer be Executive Vice President & Chief Operating Officer of the Company. The term of the Employment Agreement is being extended to December 31, 2025. Mr. McGrath plans to move to the UK during the period of his assignment to JAKKS Pacific (UK) Ltd. Any bonus compensation will be discretionary, and all of his existing grants of restricted stock will continue to vest.

The foregoing is only a summary of the material terms of our employment agreements with the Named Executive Officers. For a complete description, copies of such agreements are annexed herein in their entirety as exhibits or are otherwise incorporated herein by reference.

On October 19, 2011, our Board of Directors approved the material terms of and adoption of our Company’s Change in Control Severance Plan (the “Severance Plan”), which applies to certain of our key employees. None of our named executive officers participate in the Severance Plan. The Severance Plan provides that if, within the two year period immediately following the “change in control” date (as defined in the Severance Plan), a participant has a qualifying termination of employment, the participant will be entitled to severance equal to a multiple of monthly base salary, which multiple is the greater of (i) the number of months remaining in the participant’s term of employment under his or her employment agreement and (ii) a number ranging between 12 and 18; accelerated vesting of all unvested equity awards; and continued health care coverage for the number of months equal to the multiple used to determine the severance payment. On February 26, 2020, our Board of Directors terminated the Severance Plan, but such termination would not be effective as to any employee who was a participant as of the termination date if a Change In Control was to occur prior to the twelve-month period following the termination date.

Employee Benefits Plan

We sponsor for all of our U.S. employees a defined contribution plan under Section 401(k) of the Internal Revenue Code that provides that employees may defer a portion of their annual compensation subject to annual dollar limitations, and that we will make a matching contribution equal to 100% of each employee’s deferral, up to 5% of the employee’s annual compensation and further subject to federal limitations. We eliminated the match on March 31, 2019. Company matching contributions, which vested immediately, totaled $2.1 million, $1.9 million, and nil for the year ended December 31, 2022, 2021 and 2020, respectively. The Company resumed the match on contributions effective January 1, 2021.

Compensation Committee Interlocks and Insider Participation

None of our executive officers has served as a director or member of a compensation committee (or other Board committee performing equivalent functions) of any other entity, one of whose executive officers served as a director or a member of our Compensation Committee.

Pay vs. Performance

In accordance with rules adopted by the SEC pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we provide the following information about the relationship between executive compensation for our principal executive officers (“PEOs”) and non-PEO named executive officers (“NEOs”) as well as certain financial performance of the Company. The following table sets forth additional compensation information for our principal executive officer (PEO) and our non-PEO named executive officers (“Non-PEO NEOs”), calculated in accordance with Item 402(v) of Regulation S-K, for fiscal years 2022 and 2021.

Year	Summary Compensation Table Total for PEO (1)	Compensation Actually Paid to PEO (2)	Average Summary Compensation Table Total for Non-PEO NEOs (3)	Average Compensation Actually Paid to Non-PEO NEOs (4)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return	Net Income (Loss) (in millions)
2022	$13,087,414	$15,174,520	$2,252,569	$3,082,281	351.2	$91,083
2021	$6,433,675	$7,779,073	$1,528,627	$2,068,435	204.0	$(5,888)

(1)	The dollar amounts reported are the amounts of total compensation reported for our PEO, Stephen Gregory Berman, in the Summary Compensation Table of our 10-K for fiscal years 2022 and 2021.
(2)

The dollar amounts reported represent the amount of “compensation actually paid”, as computed in accordance with SEC rules. The dollar amounts reported are the amounts of total compensation reported for Mr. Berman during the applicable year, but also include (i) the year-end value of equity awards granted during the reported year, (ii) the change in the value of equity awards that were unvested at the end of the prior year, measured through the date the awards vested, or through the end of the reported fiscal year, (iii) value of equity awards issued and vested during the reported fiscal year, and (iv) reduced by the value of equity awards granted in prior years that were forfeited in subsequent years.

(3)	The dollar amounts reported are the average of the total compensation reported for our NEOs, other than our PEO, namely Messrs. Kimble and McGrath for fiscal years 2022 and 2021
(4)

The dollar amounts reported represent the average amount of “compensation actually paid”, as computed in accordance with SEC rules, for our NEOs, other than our PEO. The dollar amounts reported are the average of the total compensation reported for our NEOs, other than our PEO in the Summary Compensation Table for fiscal years 2022 and 2021, but also include (i) the year-end value of equity awards granted during the reported year, (ii) the change in the value of equity awards that were unvested at the end of the prior year, measured through the date the awards vested, or through the end of the reported fiscal year, (iii) value of equity awards issued and vested during the reported fiscal year, and (iv) reduced by the value of equity awards granted in prior years that were forfeited in subsequent years.

(5)

Assumes an investment of $100 for the period starting on January 1, 2021 through the end of the listed fiscal year. The closing prices of the Company’s common stock as reported on Nasdaq, as applicable, on the following trading days were: (i) $4.98 on December 31, 2020; (ii) $10.16 on December 31, 2021; and (iii) $17.49 on December 30, 2022.

The following table details the adjustments to the Summary Compensation Table to determine average “compensation actually paid” for the PEO and NEOs (other than the PEO), as computed in accordance with SEC Item 402(v). Amounts do not reflect the actual compensation earned by or paid to our PEO and NEOs during the applicable year.

	PEO		NEOs
	2022	2021	2022	2021
Total Compensation (Per Comp Table):	$13,087,414	$6,433,675	$2,252,569	$1,528,627
Less: Grant date FV of RSUs on Summary Compensation Table	(5,726,466)	(425,402)	(936,002)	(70,900)
Add: YE FV of RSUs granted in CY and unvested in CY	6,960,425	867,888	1,280,242	144,648
Add: Change in FV of unvested awards granted in PY	837,709	1,269,022	404,785	466,967
Add: Change in FV from PY to vesting date of Awards granted in PY that vested in CY	15,438	(4,527)	80,687	50,748
Less: Performance-based shared forfeited in CY (FV @ end of PY YE)	-	(361,583)	-	(51,655)
Average Compensation Actually Paid	$15,174,520	$7,779,073	$3,082,281	$2,068,435

In accordance with Item 402(v) requirements, the fair values of unvested and outstanding equity awards were remeasured as of the end of each fiscal year, and as of each vesting date, during the years displayed in the table above. For a discussion of the assumptions made in the valuation at grant, see Note 15 to the Consolidated Financial Statements included in our Form 10-K.

Relationship Between Pay and Performance

Our “total shareholder return,” as set forth in the above table, during the two-year period ended December 31, 2022 increased by 251% compared to (a) an increase in “compensation actually paid” to our PEO from $7,779,073 in 2021 to $15,174,520 in 2022 and (b) an increase in average “compensation actually paid” to our non-PEO NEOs from $2,068,435 in 2021 to $3,082,281 in 2022. In addition, our net income during the two-year period ended December 31, 2022 increased by 1,647%, from $(5.9) million in 2021 to $91.1 million in 2022, compared to the aforementioned changes in “compensation actually paid” to our PEO and non-PEO NEOs.

RATIFICATION AND APPROVAL OF THE 2023 AMENDMENT

TO OUR 2002 STOCK AWARD AND INCENTIVE PLAN

(Proposal No. 2)

At the recommendation of the Compensation Committee, on September 21, 2023 the Board of Directors, subject to stockholder approval, approved increasing the number of shares of our common stock issuable under the 2002 Plan by 1,000,000 shares, or approximately 9.9% of our outstanding number of shares (if all such shares are issued), to the 2,230,000 shares previously provided for under the 2002 Plan. A total of 802,084 shares remain available under the 2002 Plan, and if stockholders approve the proposed amendment to the 2002 Plan, the total number of shares available would be 1,802,084, if all such additional shares are issued, which number may be increased if any outstanding awards are forfeited because performance targets are not met. The full text of the 2023 Amendment is presented in Appendix A to this proxy statement and a full copy of the 2002 Plan is included in the materials prepared for the shareholders for this meeting. All historical share amounts have been adjusted to reflect the 1-10 reverse split effective July 9, 2020.

All of our employees (including our executive officers) and our non-employee directors are eligible to receive awards under the 2002 Plan and our Board of Directors grants awards under the 2002 Plan to our employees from time to time. Messrs. Berman and Kimble are entitled to receive awards of Restricted Stock Units (“RSUs”) from the 2002 Plan pursuant to the terms of their employment agreements, as otherwise disclosed herein (see “Employment Agreements and Termination of Employment Arrangements”). At a price of $16.96 per share (based upon the closing price on October 24, 2023) this would result in the issuance on January 1, 2024 of an aggregate of 206,368 and 49,743 shares underlying RSUs to Messrs. Berman and Kimble, respectively. Other than the awards to Messrs. Berman and Kimble mandated by their employment agreements, our Board of Directors has complete discretion on the issuance of any awards under the 2002 Plan. With respect to the awards to Messrs. Berman and Kimble, as described herein (see “Employment Agreements and Termination of Employment Arrangements”), the Compensation Committee has discretion to select the performance target for each performance goal. While we currently do not compensate our non-employee directors with securities, this policy is subject to change from time-to-time at the Board’s discretion. We cannot predict how many RSUs or shares we will issue in any given year.

The 2023 Amendment will not become effective unless it is ratified and approved by the holders of a majority of the shares of our common stock present in person or represented by proxy at the Annual Meeting. Under the proposed amendment, we expect to have a sufficient number of shares to issue the required shares to our executive officers and the discretionary shares to our employees through 2024, based upon the terms of current employment agreements and the closing stock price on October 24, 2023.

General

In 2002 the Board of Directors adopted, subject to stockholder approval, which was received, the 2002 Stock Award and Incentive Plan (the “2002 Plan”). With the approval of stockholders, the 2002 Plan was amended in 2008 and again in 2013, 2016, 2017, 2019 and 2021. We now seek to amend it again as described below.

Reasons for Stockholder Approval

The Board and Compensation Committee seek stockholder approval of an amendment to the 2002 Plan to increase the amount of shares covered by the 2002 Plan in order to allow us to meet our commitments, both contractual and otherwise, to our executive officers and non-employee Board members and to have shares available as incentive awards to other employees. While approval of the amendment could result in the issuance of additional shares causing greater dilution, our Board of Directors believes that the 2002 Plan continues to provide an important mechanism enabling the Company to attract, retain and motivate employees. Accordingly, our Board of Directors has determined that it would be appropriate to increase the total number of shares issued or issuable under the 2002 Plan by 1,000,000 shares to 3,230,000 shares of which 1,802,084 shares would be available for grants of incentive awards for issuance to our employees, non-employee Board members and that are required to be issued under employment agreements with our executive officers.

Description of the 2002 Plan

The following is a brief description of the material features of the 2002 Plan, as amended to date. This description is qualified in its entirety by reference to the full text of the Plan, a copy of which is included in the package of annual meeting materials prepared for the stockholders. The actual amendment of the 2002 Plan is attached to this Proxy Statement as Appendix A.

Shares Available and Award Limitations. Under the 2002 Plan, the number of shares of common stock currently reserved and issuable for awards is 1,910,146 shares of which only 802,084 remain available for issuance. As discussed below, this number is subject to adjustment in the event of stock splits, stock dividends, and other extraordinary events. A total of 802,084 shares remains available under the 2002 Plan. Accordingly, if stockholders approve the proposed amendment to the 2002 Plan, the total number of shares available would be 1,802,084 which number may be increased if any outstanding awards are forfeited because performance targets are not met or recipients are no longer employees. Any shares of stock delivered under the 2002 Plan, either directly or upon the vesting of RSUs shall consist of authorized and unissued shares or treasury shares.

Shares subject to forfeited or expired Awards or to Awards settled in cash or otherwise terminated without issuance of shares to the participant, and shares withheld by or surrendered to us to satisfy withholding tax obligations or in payment of the exercise price of an Award, will be deemed to be available for new Awards under the 2002 Plan. Under the 2002 Plan, shares subject to an Award granted in substitution for an award of a company or business acquired by us or a subsidiary will not count against the number of shares reserved and available. Shares delivered under the 2002 Plan may be either newly issued or treasury shares. On October 24, 2023, the last reported sale price of our common stock by NASDAQ was $16.96 per share.

The 2002 Plan includes a limitation on the amount of Awards that may be granted to any one participant in a given year to qualify Awards as “performance-based” compensation not subject to the limitation on deductibility under the old Section 162(m) rules, prior to the Act. Under this annual per-person limitation, no Participant may in any year be granted share-denominated Awards under the 2002 Plan relating to more than his or her “Annual Limit” for each type of Award. The Annual Limit equals 1,000,000 shares plus the amount of the Participant’s unused Annual Limit relating to the same type of Award as of the close of the previous year, subject to adjustment for splits and other extraordinary corporate events. For purposes of this limitation, options, SARs, restricted stock, deferred stock, and other stock-based awards are each considered separate types of awards for purposes of the Annual Limit. In the case of Awards not relating to shares in a way in which the share limitation can apply, no Participant may be granted Awards authorizing the earning during any year of an amount that exceeds the Participant’s Annual Limit, which for this purpose equals $5,000,000 plus the amount of the Participant’s unused cash Annual Limit as of the close of the previous year. The Annual Limit for non-share-based Awards is separate from the Annual Limit for each type of share-based Award.

Adjustments to the number and kind of shares subject to the share limitations and specified in the Annual Limits are authorized in the event of a large, special or non-recurring dividend or distribution, recapitalization, stock split, stock dividend, reorganization, business combination, or other similar corporate transaction or event affecting the common stock. The Committee is also authorized to adjust performance conditions and other terms of Awards in response to these kinds of events or to changes in applicable laws, regulations, or accounting principles). Due to the negative discretion in the 2002 Plan, it is unlikely that the plan would be grandfathered in under the old Section 162(m) rules prior to the Act.

Eligibility. Our and our subsidiaries’ executive officers and other employees and non-employee directors, consultants and others who provide substantial services to us and our subsidiaries, are eligible to be granted Awards under the 2002 Plan. In addition, any person who has been offered employment by us or one of our subsidiaries may be granted Awards, but such prospective employee may not receive any payment or exercise any right relating to the Award until he or she has commenced employment. As of December 31, 2022 we employed approximately 622 persons and had six non-employee members of the Board of Directors, all of which are eligible for Awards under the 2002 Plan.

Administration. The 2002 Plan is administered by the Compensation Committee, except that the Board may appoint any other committee to administer the 2002 Plan or may itself act to administer the 2002 Plan. The Board must perform the functions of the Compensation Committee for the purpose of granting Awards to non-employee directors. (References to the “Committee” below mean the Compensation Committee or the full Board exercising authority with respect to a given Award.) The Committee is authorized to select participants, determine the type and number of Awards to be granted and the number of shares to which Awards will relate or the amount of a performance award, specify times at which Awards will be exercisable or settled, including performance conditions that may be required as a condition thereof, set other terms and conditions of such Awards, prescribe forms of Award agreements, interpret and specify rules and regulations relating to the 2002 Plan, and make all other determinations which may be necessary or advisable for the administration of the 2002 Plan. Nothing in the 2002 Plan precludes the Committee from authorizing payment of other compensation, including bonuses based upon performance, to any Participant, including executive officers. The 2002 Plan provides that Committee members shall not be personally liable, and shall be fully indemnified, in connection with any action, determination, or interpretation taken or made in good faith under the 2002 Plan.

Stock Options and SARs. The Committee is authorized to grant stock options, including both incentive stock options (“ISOs”), which can result in potentially favorable tax treatment to the participant, and non-qualified stock options, and SARs entitling the participant to receive the excess of the fair market value of a share on the date of exercise or other specified date over the grant price of the SAR. The exercise price of an option and the grant price of an SAR is determined by the Committee, but generally may not be less than the fair market value of the shares on the date of grant (except as described below). The maximum term of each option or SAR, the times at which each option or SAR will be exercisable, and provisions requiring forfeiture of unexercised options at or following termination of employment or upon the occurrence of other events, generally are fixed by the Committee, subject to a restriction that no ISO, or SAR in tandem therewith, may have a term exceeding ten years. Options may be exercised by payment of the exercise price in cash, shares or other property (possibly including notes or obligations to make payment on a deferred basis, or through broker-assisted cashless exercise procedures) or by surrender of other outstanding awards having a fair market value equal to the exercise price. Methods of exercise and settlement and other terms of SARs will be determined by the Committee. SARs granted under the 2002 Plan may include “limited SARs” exercisable for a stated period of time following a “Change in Control”, as discussed below. There are currently no outstanding stock options or SARs.

Restricted and Deferred Stock. The Committee is authorized to make Awards for restricted stock and deferred stock. Prior to the end of the restricted period, shares received as restricted stock may not be sold or disposed of by participants, and may be forfeited in the event of termination of employment. The restricted period generally is established by the Committee. An Award of restricted stock entitles the participant to all of the rights of a stockholder of ours, including the right to vote the shares and the right to receive any dividends thereon, unless otherwise determined by the Committee. Deferred stock gives participants the right to receive shares at the end of a specified deferral period, subject to forfeiture of the Award in the event of termination of employment under certain circumstances prior to the end of a specified restricted period (which need not be the same as the deferral period). Prior to settlement, deferred stock Awards carry no voting or dividend rights, or other rights associated with stock ownership, but dividend equivalents may be paid on such deferred stock.

Other Stock-Based Awards, Bonus Shares, and Awards in lieu of Cash Obligations. The 2002 Plan authorizes the Committee to grant Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to shares. The Committee will determine the terms and conditions of such Awards, including the consideration to be paid to exercise Awards in the nature of purchase rights, the periods during which Awards will be outstanding, and any forfeiture conditions and restrictions on Awards. In addition, the Committee is authorized to grant shares as a bonus free of restrictions, or to grant shares or other Awards in lieu of our obligations under other plans or compensatory arrangements, subject to such terms as the Committee may specify. The number of shares granted to an executive officer or non-employee director in place of salary, fees or other cash compensation must be reasonable, as determined by the Committee.

Annual Incentive Awards. The Committee is authorized to grant annual incentive awards, which can be settled in cash or in shares upon achievement of pre-established performance objectives achieved during a specified period of up to one year. The performance objectives will be one or more of the performance objectives available for other performance awards under the 2002 Plan, as described in the preceding paragraph. As discussed above, annual incentive awards granted to named executive officers may be intended as “performance-based compensation” not subject to the limitation on deductibility under Section 162(m). The Committee generally must establish the performance objectives, the corresponding amounts payable (subject to per-person limits), other terms of settlement, and all other terms of such awards not later than 90 days after the beginning of the fiscal year.

Other Terms of Awards. Awards may be settled in cash, shares, other Awards or other property, at the discretion of the Committee. The Committee may require or permit participants to defer the settlement of all or part of an Award in accordance with such terms and conditions as the Committee may establish, including payment or crediting of interest or dividend equivalents on any deferred amounts. The Committee is authorized to place cash, shares or other property in trusts or make other arrangements to provide for payment of the Company’s obligations under the 2002 Plan. The Committee may condition Awards on the payment of taxes such as by withholding a portion of the shares or other property to be distributed (or receiving previously acquired shares or other property surrendered by the participant) to satisfy tax obligations. Awards granted under the 2002 Plan generally may not be pledged or otherwise encumbered and are not transferable except by will or by the laws of descent and distribution, or to a designated beneficiary upon the participant’s death, except that the Committee may permit transfers in individual cases, including for estate planning purposes.

Awards under the 2002 Plan are generally granted without a requirement that the participant pay consideration in the form of cash or property for the grant (as distinguished from the exercise), except to the extent required by law. The Committee may, however, grant Awards in substitution for, exchange for or as a buyout of other Awards under the 2002 Plan, awards under our other plans, or other rights to payment from us, and may exchange or buyout outstanding Awards for cash or other property. The Committee also may grant Awards in addition to and in tandem with other Awards, awards, or rights as well. In granting a new Award, the Committee may determine that the in-the-money value of any surrendered Award may be applied to reduce the exercise price of any option, grant price of any SAR, or purchase price of any other Award.

Vesting, Forfeitures, and Acceleration Thereof. The Committee may, in its discretion determine the vesting schedule of options and other Awards, the circumstances that will result in forfeiture of the Awards, the post-termination exercise periods of options and similar Awards, and the events that will result in acceleration of the ability to exercise and the lapse of restrictions, or the expiration of any deferral period, on any Award. In addition, the 2002 Plan provides that, unless otherwise provided by the Committee in writing at the time of the Award, in the event of a Change in Control of the Company, most outstanding Awards will immediately vest and be fully exercisable, any restrictions, deferral of settlement and forfeiture conditions of such Awards will lapse, and goals relating to performance-based awards will be deemed met or exceeded to the extent specified in the performance-award documents. A Change in Control means generally (i) any person or group becomes a beneficial owner of 30% or more of the voting power of our voting securities, (ii) a change in the Board’s membership such that the current members, or those elected or nominated by vote of two-thirds of the current members and successors elected or nominated by them, cease to represent a majority of the Board in any period of less than two years, (iii) certain mergers or consolidations substantially reducing the percentage of voting power held by shareholders prior to such transactions, and (iv) shareholder approval of a sale or liquidation of all or substantially all of our assets.

Automatic Grants of Restricted Stock Units to Executive Officers. By contract, our executive officers were compensated in 2022 by delivery of an amount of RSU shares with an aggregate value equal to $3,237,250, subject to various vesting conditions, and based upon the closing price on October 24, 2023, will be compensated in 2024 with an amount of RSU shares with an aggregate value equal to $4,084,929, subject to certain vesting conditions.

Amendment and Termination of the 2002 Plan. The Board may amend, alter, suspend, discontinue, or terminate the 2002 Plan or the Committee’s authority to grant awards thereunder without stockholder approval unless stockholder approval is required by law, regulation, or stock exchange rule. The Board may, in its discretion, submit other amendments to stockholders for approval. Under these provisions, stockholder approval will not necessarily be required for amendments, which might increase the cost of the 2002 Plan or broaden eligibility. Unless earlier terminated, the 2002 Plan will terminate at such time that no shares reserved under the Plan remain available and we have no further rights or obligations with respect to any outstanding Award.

Federal Income Tax Implications of the 2002 Plan

The following is a brief description of the federal income tax consequences generally arising with respect to Awards that may be granted under the 2002 Plan.

With respect to Awards granted under the 2002 Plan that result in a transfer to the participant of cash or shares or other property that is either not restricted as to transferability or not subject to a substantial risk of forfeiture, the participant must generally recognize ordinary income equal to the cash or the fair market value of shares or other property actually received. Except as discussed below, we generally will be entitled to a deduction for the same amount. With respect to Awards involving shares or other property that is restricted as to transferability and subject to a substantial risk of forfeiture, the participant must generally recognize ordinary income equal to the fair market value of the shares or other property received at the earliest time the shares or other property become transferable or not subject to a substantial risk of forfeiture. Except as discussed below, we generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the participant. A participant may elect to be taxed at the time of receipt of shares (e.g., restricted stock) or other property rather than upon lapse of restrictions on transferability or the substantial risk of forfeiture, but if the participant subsequently forfeits such shares or property he or she would not be entitled to any tax deduction, including as a capital loss, for the value of the shares or property on which he or she previously paid tax.

As discussed above, due to the new 162(m) rules under the Act, compensation that qualifies as “performance-based” compensation is no longer excluded from the $1 million deductibility cap. Accordingly, there can be no assurance that such compensation under the 2002 Plan will be deductible under all circumstances. In addition, other Awards under the 2002 Plan generally will not qualify, so that compensation paid to certain executives in connection with such Awards may, to the extent it and other compensation subject to Section 162(m)’s deductibility cap exceed $1 million in a given year, be subject to the tax deductibility limitation of Section 162(m). In addition, compensation may be paid to executives outside of the 2002 Plan or which may exceed the Annual Limit which also may result in limited deductibility.

The foregoing provides only a general description of the application of federal income tax laws to certain types of Awards under the 2002 Plan. This discussion is intended for the information of stockholders considering how to vote at the Annual Meeting and not as tax guidance to participants in the 2002 Plan, as the consequences may vary with the types of awards made, the identity of the recipients and the method of payment or settlement. Different tax rules may apply, including in the case of variations in transactions that are permitted under the 2002 Plan (such as payment of the exercise price of an option by surrender of previously acquired shares). The summary does not address the effects of other federal taxes (including possible “golden parachute” excise taxes) or taxes imposed under state, local, or foreign tax laws.

New Plan Benefits

The following table shows the number of shares of our common stock that we expect to grant under the 2002 Plan during 2024.

2002 STOCK AWARD AND INCENTIVE PLAN

Name and Current Position	Number of Shares		Dollar Value
Stephen G. Berman, Chairman, CEO, President, Secretary	206,368	(1)	$3,500,000	(1)
John L. Kimble, CFO	51,733	(1)	$877,394	(1)
Executive Group	258,101	(1)	$4,377,394	(1)
Non-Executive Director Group	-0-	(2)	$-0-	(2)
Non-Executive Officer Employee Group	282,926	(3)	$6,261,152	(3)

(1)

The shares issued to the Executive Group (i.e., Messrs. Berman and Kimble) will be issued pursuant to the terms of their respective employment agreements which mandate the issuance of $3,500,000 worth of RSUs and $877,394 worth of RSUs, respectively, for 2024, or 206,368 shares and 51,733 shares, respectively. The dollar value of the shares will fluctuate based on the market price of our common stock. For purposes of this disclosure, we have calculated the number of shares that may be awarded based on the closing price of our common stock on October 24, 2023 ($16.96).

(2)

The shares issued to the Non-Executive Director Group (currently comprised of our six non-employee directors) assumes that we will maintain during 2024, our current policy of not compensating our non-employee directors with securities.

(3)	Awards under the 2002 Plan to all other employees is solely within the discretion of our Board of Directors and cannot be determined at this time.

Compensation Plan Information

The table below sets forth the following information as of the year ended December 31, 2022 for (i) all compensation plans previously approved by our stockholders and (ii) all compensation plans not previously approved by our stockholders, if any:

(a) the number of securities to be issued upon the exercise of outstanding options, warrants and rights;

(b) the weighted-average exercise price of such outstanding options, warrants and rights; and

(c) other than securities to be issued upon the exercise of such outstanding options, warrants and rights, the number of securities remaining available for future issuance under the plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans, Excluding Securities Reflected in Column (a) (c)
Equity compensation plans approved by security holders	—	—	943,633
Equity compensation plans not approved by security holders	—	—	—
Total	—	—	943,633

Equity compensation plans approved by our stockholders consist of the 2002 Stock Award and Incentive Plan. An additional 50,000 shares, 140,000 shares, 200,000 shares, 250,000 shares, 360,000 shares, and 1,000,000 shares were added to the number of total issuable shares under the Plan and approved by the Board in 2008, 2013, 2016, 2017, 2019 and 2021, respectively. 1,348,465 shares underlying RSUs remained unvested as of December 31, 2022, and it is currently expected that 1,047,498 shares will underly unvested RSUs as of December 31 2023. Disclosures with respect to equity issuable to certain of our executive officers pursuant to the terms of their employment agreements are disclosed above. Discretionary awards of RSUs may be granted to non-executive employees in mid-December. While we cannot determine at this time whether any such grants will be made this year, and if made, how many awards will be granted, last year non-executive employees received an aggregate of 282,926 RSUs, although we caution you that last year’s grants have no predictive power with respect to this year. If any such awards are granted this year, it will reduce the number of shares available in the Plan going forward.

Vote Required

Approval of this proposal requires the affirmative vote, either in person or by proxy, of the holders of a majority of the shares of our common stock present or represented by proxy at the Annual Meeting for this matter.

RATIFICATION OF THE APPOINTMENT OF

INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

(Proposal No. 3)

Upon the recommendation of our Audit Committee, our Board of Directors has appointed the firm BDO USA, LLP as our principal independent auditors for the fiscal year ending December 31, 2024. BDO USA, LLP has been our independent auditors since June 2006.

If the appointment of BDO USA, LLP is not ratified or if it declines to act or their engagement is otherwise discontinued, the Board of Directors will appoint other independent auditors. Representatives of BDO USA, LLP are expected to be virtually present at the Annual Meeting, will have the opportunity to make a statement at the Annual Meeting, if they so desire, and will be available to respond to appropriate questions from stockholders.

Before our principal accountant is engaged by us to render audit or non-audit services, as required by the rules and regulations promulgated by the Securities and Exchange Commission and/or Nasdaq, such engagement is approved by the Audit Committee.

The following are the fees of BDO USA, LLP, our principal accountant, for the two years ended December 31, 2022, for services rendered in connection with the audit for those respective years (all of which have been pre-approved by the Audit Committee):

	2022	2021
Audit Fees	$1,768,655	$1,230,741
Audit Related Fees	4,200	25,700
	$1,772,855	$1,256,441

Audit Fees consist of the aggregate fees for professional services rendered for the audit of our annual financial statements and the reviews of the financial statements included in our Forms 10-Q and for any other services that were normally provided by our auditors in connection with our statutory and regulatory filings or engagements.

Audit Related Fees consist of the aggregate fees billed for professional services rendered for assurance and related services that were reasonably related to the performance of the audit or review of our financial statements and were not otherwise included in Audit Fees. These fees primarily relate to audits of employee benefit plans.

Our Audit Committee has considered whether the provision of the non-audit services described above is compatible with maintaining our auditors’ independence and determined that such services are appropriate.

AUDIT COMMITTEE REPORT

The following Report of the Audit Committee shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission nor shall this information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate it by reference into a filing.

Management is responsible for our system of internal control over financial reporting. Our independent registered public accounting firm, BDO USA, LLP, is responsible for performing an independent audit of our consolidated financial statements and the effectiveness of our internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States), and to issue a report thereon. The Audit Committee is responsible for overseeing management's conduct of the financial reporting process and our system of internal control over financial reporting.

The Audit Committee has reviewed and discussed with both management and our independent registered public accounting firm all annual financial statements prior to their issuance. In connection with these reviews, management advised the Audit Committee that each set of financial statements reviewed had been prepared in accordance with generally accepted accounting principles and reviewed significant accounting and disclosure issues with the Audit Committee. These reviews included discussion with the independent registered public accounting firm of matters required to be discussed pursuant to Public Company Accounting Oversight Board (“PCAOB”) auditing standard AS 1301 Communications with Audit Committee, including the quality of our accounting principles, the reasonableness of significant judgments and the clarity of disclosure in the financial statements. The Audit Committee also discussed with our independent registered public accounting firm matters relating to such firm's independence, including a review of audit and non-audit fees and the written disclosures and letter from BDO USA, LLP to the Audit Committee as required by applicable requirements of PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence.

Taking all of these reviews and discussions into account, all of the Audit Committee members, whose names are listed below, recommended to our Board that it approve the inclusion of our audited financial statements in our Annual Report on Form 10-K for the period ended December 31, 2022 for filing with the SEC.

Members of the Audit Committee

Alexander Shoghi (Chair), Matthew Winkler, Carole Levine

ADVISORY VOTE ON THE COMPANY'S EXECUTIVE COMPENSATION

(Proposal No. 4)

Our stockholders are being provided the opportunity to cast a non-binding, advisory vote (commonly known as "say on pay") on the compensation of the executive officers named in the "Summary Compensation Table" above (collectively, the "named executive officers"). This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the executive compensation policies and practices described in this proxy statement, through consideration of the following non-binding advisory resolution:

“Resolved, that the stockholders advise that they approve the compensation of the Company's named executive officers as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis and the compensation tables and related narrative discussion.”

Our executive compensation program is designed to attract, reward and retain talented executives to lead our company in a highly competitive market, while maximizing shareholder returns. We believe that our compensation program, which ties a significant portion of pay to performance, provides competitive compensation to our executives and utilizes components that align the interests of our executives with shareholders. We believe this approach helps make our management team a key driver in the company’s market leadership and financial performance. Please see the “Compensation Discussion and Analysis” and the compensation tables and related narrative discussion relating to compensation paid to our named executive officers.

ADVISORY VOTE ON THE FREQUENCY OF

FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

(Proposal No. 5)

Our stockholders are being provided the opportunity to cast a non-binding, advisory vote on how often we should include an advisory vote on our executive compensation (or "say on pay") in our proxy materials for future annual meetings of our stockholders or any other meetings of our stockholders at which directors are elected. You may vote to hold such an advisory vote every year, every two years or every three years, or may abstain from voting. After careful consideration, our Board has determined that an advisory vote on executive compensation that occurs every year is the most appropriate alternative for the Company and, therefore, recommends that you vote for the choice of "every year" for future advisory votes on our executive compensation.

We believe that an annual advisory vote on executive compensation is consistent with our practice of seeking input and engaging in dialogue with our shareholders on corporate governance matters (including the Company's practice of having all directors elected annually) and our executive compensation philosophy, policies and practices. However, shareholders should note that, because the advisory vote on executive compensation occurs well after the beginning of the compensation year and because we have a multi-year employment agreement with our chief executive officer which specifies many of the elements of his compensation, in many cases it may not be appropriate or feasible to change our executive compensation programs in consideration of any one year's advisory vote on executive compensation by the time of the following year's annual meeting of shareholders.

STOCKHOLDERS PROPOSALS FOR 2024 ANNUAL MEETING

We must receive a stockholder proposal (and any supporting statement) to be considered for inclusion in our proxy statement and proxy for our annual meeting in 2023 at our principal executive offices on or before July 8, 2024. Any other proposal that a stockholder intends to present at that meeting may be deemed untimely unless we have received written notice of such proposal on or before September 20, 2024. Stockholders should send proposals and notices addressed to JAKKS Pacific, Inc., 2951 28th Street, Santa Monica, California 90405, Attention: Stephen G. Berman, Secretary.

OTHER MATTERS

We have not received any other proposal or notice of any stockholder’s intention to present any proposal at our annual meeting, and we are not aware of any matter, other than those discussed above in this Proxy Statement, to be presented at the meeting. If any other matter is properly brought before the annual meeting, the persons named in the attached proxy intend to vote on such matter as directed by our Board of Directors.

We will provide, without charge, upon the written request of any person from whom proxies for this meeting were solicited, a copy of our Annual Reports on Form 10-K for the fiscal year ended December 31, 2022, including the financial statements and financial statement schedules. Anyone requesting such documents shall submit the request in writing to: JAKKS Pacific, Inc., 2951 28th Street, Santa Monica, CA 90405, Attn.: John L. Kimble, Chief Financial Officer.

By Order of the Board of Directors,
Stephen G. Berman,
Secretary
November 3, 2023

THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL

VIRTUALLY ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO

ATTEND, YOU ARE URGED TO VOTE ONLINE OR BY TELEPHONE OR BY WRITTEN PROXY, IF SO REQUESTED.

STOCKHOLDERS WHO ATTEND THE VIRTUAL ANNUAL MEETING MAY VOTE THEIR

SHARES PERSONALLY, EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

APPENDIX A

2023 AMENDMENT TO 2002 STOCK AWARD

AND INCENTIVE PLAN OF JAKKS PACIFIC, INC.

The 2002 Stock Award and Incentive Plan is hereby amended as follows:

1.	Capitalized terms are used herein as defined in the 2002 Stock Award and Incentive Plan of JAKKS Pacific, Inc.

2.	Section 4(a) of the 2002 Stock Award and Incentive Plan is amended and restated in its entirety as follows:

4(a) Overall Number of Shares Available for Delivery. Subject to adjustment as provided in Section 11(c), the total number of shares of Stock reserved and available for delivery in connection with Awards under the Plan shall be 3,230,000, of which not more than 602,500 shares may be granted with respect to ISOs.

3.

This 2023 Amendment to the 2002 Stock Award and Incentive Plan was adopted by the Board on September 21, 2023, but shall become effective only if and as of the date on which it is ratified and approved by the Company's stockholders in accordance with Section 11(e) thereof.

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